UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Landauer, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 2, 2015

Dear Landauer Stockholder:

On behalf of Landauer, Inc. (the “Company”), we are pleased to invite the stockholders of the Company to attend the Annual Meeting of Stockholders of Landauer, Inc., to be held on March 6, 2015, at 10:00 a.m., local time, at 8755 West Higgins Road, Chicago, Illinois.

Fiscal 2014 was a challenging year for the Company and we performed below our expectations. The Board has taken significant actions in response. We made changes to our Chief Executive Officer and Chief Financial Officer positions. With regard to our corporate governance structure, we adopted majority voting for uncontested director elections and are asking shareholders to approve an amendment to our certificate of incorporation that would begin the process of declassifying our board. With regard to our executive officer compensation program, we made numerous changes, including modifying our incentive plans so that all benefits are now double trigger, clarifying and limiting the circumstances in which we can make adjustments and amendments to performance measures for outstanding performance awards, modifying the treatment of awards upon a termination without cause and enhancing our disclosure. More detail about all of these changes can be found in the proxy statement that this letter accompanies.

Your vote at the Annual Meeting is very important. Whether or not you plan to attend the meeting, we urge you to vote either via the Internet, by telephone or by signing and returning a proxy card. Please vote as soon as possible so that your shares will be represented.

Thank you for your continued support of Landauer.

Sincerely,

Michael T. Leatherman

President and Chief Executive Officer

Robert J. Cronin

Chairman of the Board of Directors

LANDAUER, INC.

2 SCIENCE ROAD,

GLENWOOD, ILLINOIS 60425-1586

TELEPHONE (708) 755-7000

NOTICE

OF ANNUAL MEETING OF STOCKHOLDERS

Date:	March 6, 2015

Time:	10:00 a.m. Central Standard Time

Place:	8755 West Higgins Road Chicago, Illinois 60631

Notice is hereby given that the Annual Meeting of Stockholders of Landauer, Inc. will be held at 8755 West Higgins Road, Chicago, Illinois, at 10:00 a.m., local time, on Friday, March 6, 2015 for the following purposes:

(1)	To elect the nominees for directors identified in this Proxy Statement–Stephen C. Mitchell and Thomas M. White.

(2)	To vote on the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2015.

(3)	To approve an amendment to the Certificate of Incorporation of the Company to declassify the Board of Directors.

(4)	To approve, by non-binding advisory vote, executive compensation.

(5)	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on February 2, 2015 are entitled to notice of and to vote at the meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, THE COMPANY STRONGLY URGES YOU TO VOTE VIA THE INTERNET, TELEPHONE, OR REQUEST A PAPER PROXY CARD TO COMPLETE AND RETURN BY MAIL. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

MARK A. ZORKO

Interim Chief Financial Officer

February 2, 2015

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

VIA THE INTERNET Visit the web site listed on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope

BY TELEPHONE Call the telephone number on your proxy card	IN PERSON Attend the Annual Meeting in Chicago, Illinois

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on March 6, 2015. Our Proxy Statement and the Landauer, Inc. Annual Report for 2014 are available online at www.proxyvote.com or at our investor relations website.

Proxies and Voting Information	PROXY STATEMENT

GENERAL INFORMATION

ANNUAL MEETING INFORMATION

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Landauer, Inc. for the 2014 Annual Meeting of Stockholders and for any adjournment or postponement of the meeting (the “Annual Meeting”). We expect to begin mailing our proxy materials on or about February 4, 2015.

Time and Place: We are holding the Annual Meeting at 10:00 a.m. Central Standard Time on Friday, March 6, 2015, at Landauer Inc., 8755 West Higgins Road, Chicago, Illinois.

Attendance Requirements: You may attend the Annual Meeting and vote in person even if you have returned a proxy in writing, by telephone or through the Internet.

Street-Name Holders: If you hold shares in a bank or brokerage account (known as shares held in “street name”), you must obtain a valid “legal proxy,” executed in your favor from the holder of record, if you wish to vote these shares at the meeting.

Matters for Stockholder Voting

At this year’s Annual Meeting, we are asking our stockholders to vote on the following matters:

	Proposal	Board Recommendation	Rationale for Board Recommendation
1.	Election of Directors Stephen C. Mitchell Thomas M. White		• Broad mix of backgrounds with operating, financial & governance experience
2.	Ratification of auditor Ratification of appointment of PricewaterhouseCoopers LLP		• Independent, with limited ancillary services
3.	Amend Certificate of Incorporation to declassify Board		• Improved corporate governance practice
4.	Say-on-pay Advisory vote to approve the compensation for named executive officers		• Strong linkage of pay for performance • Balanced compensation program aligning interests with shareholders

How to View Proxy Materials Online

Our Proxy Statement and the Landauer, Inc. Annual Report for 2014 are available online at www.proxyvote.com.

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PROXY STATEMENT	Information Concerning the Proxy Solicitation

APPROXIMATE DATE OF NOTICE: FEBRUARY 2, 2015

INFORMATION CONCERNING THE PROXY SOLICITATION

This proxy is solicited by the Board of Directors of Landauer, Inc. (the “Company”, “we”, “our”, “us” or “Landauer”) on behalf of the Company for use at its Annual Meeting of Stockholders to be held on Friday, March 6, 2015 at 8755 West Higgins Road, Chicago, Illinois, at 10:00 a.m., local time, or any adjournments or postponements thereof. You may revoke your proxy at any time prior to it being voted by giving written notice to the Secretary of Landauer, by submission of a later dated proxy or by voting in person at the meeting. The costs of solicitation will be paid by Landauer. Solicitations may be made by the officers and employees of Landauer personally or by telephone.

On or around February 4, 2015, the Company will mail to its stockholders, other than those who previously requested electronic or paper delivery, proxy materials including the Proxy Statement and 2014 Annual Report on Form 10-K. The proxy card included with the materials instructs you as to how you may vote your proxy on the Internet or by telephone.

The SEC’s rules permit the Company to deliver a single set of Annual Meeting materials to one address shared by two or more of the Company’s stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, Landauer has delivered only one set of Annual Meeting materials to multiple stockholders who share an address, unless the Company received contrary instructions from the impacted stockholders prior to the mailing date. Landauer agrees to deliver promptly, upon written or oral request, a separate copy of the Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Annual Meeting materials, contact Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by telephone at 800-542-1061. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Annual Meeting materials for your household, please contact Broadridge at the above phone number or address.

On January 29, Landauer had outstanding 9,560,674 shares of Common Stock, which is its only class of voting stock, held of record by 246 holders. Only stockholders of record at the close of business on February 2, 2015 will be entitled to receive notice of and to vote at the meeting and any adjournments or postponements thereof. With respect to all matters that will come before the meeting, each stockholder may cast one vote for each share registered in his or her name on the record date.

The shares represented by every proxy received will be voted, and where a choice has been specified, the shares will be voted in accordance with the specification so made. If no choice has been specified on a proxy that has been signed and returned, the shares will be voted FOR the election of the nominees as directors, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm, FOR the approval of an amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate”), to declassify the Board of Directors, and FOR the approval of, by non-binding advisory vote, executive compensation. The proxy also gives authority to the proxies to vote the shares at their discretion on any other matter presented at the meeting. If a proxy indicates that all or a portion of the shares represented by such proxy are not being voted with respect to a particular proposal, such non-voted shares will not be considered present and entitled to vote on such proposal, although such shares may be considered present and entitled to vote on other proposals and will count for the purpose of determining the presence of a quorum. An abstention with respect to a proposal has the effect of a vote against a proposal. “Broker non-votes” are counted toward the quorum requirement but they do not affect the determination of whether a matter is approved. A broker non-vote occurs when a broker cannot vote on a matter because the broker has not received instructions from the

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Information Concerning the Proxy Solicitation	PROXY STATEMENT

beneficial owner and lacks discretionary voting authority with respect to that matter. It is expected that brokers will lack discretionary voting authority with respect to the election of nominees as directors, the approval of an amendment to the Certificate to declassify the Board of Directors, and the proposal relating to approval, by non-binding advisory vote, of the performance measures under the Company’s incentive compensation plan, but will not lack discretionary voting authority with respect to the proposal regarding ratification of the independent registered public accounting firm at the Annual Meeting.

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PROXY STATEMENT	Beneficial Ownership of Common Stock

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table provides information as of January 29, 2015 concerning beneficial ownership of Common Stock by each person known by Landauer to own beneficially more than 5% of the outstanding shares of Common Stock, each director, each director nominee, each executive officer named under the caption “Executive Compensation” and all directors and executive officers as a group. Unless otherwise noted, the listed persons have sole voting and dispositive powers with respect to shares held in their names, subject to community property laws, if applicable. Percentage ownership is based on an aggregate 9,560,674 shares of Common Stock outstanding on January 29, 2015. Unless otherwise noted, the address of each beneficial owner is c/o Landauer, Inc., 2 Science Road, Glenwood, Illinois 60425-1586.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Royce & Associates, LLC(1)	1,060,400	11.1%
T. Rowe Price Associates, Inc.(2)	756,720	7.9%
BlackRock, Inc.(3)	887,339	9.3%
The Vanguard Group, Inc.(4)	615,831	6.4%
RidgeWorth Capital Management, Inc. as Parent Company for Ceredex Value Advisors LLC(5)	528,924	5.5%
William E. Saxelby	65,039	*
R. Craig Yoder	35,861	*
Robert J. Cronin	24,044	*
Thomas M. White	13,470	*
Stephen C. Mitchell	12,869	*
Michael T. Leatherman	38,357	*
William G. Dempsey	10,894	*
David E. Meador	10,815	*
Michael K. Burke	6,119	*
Michael P. Kaminski	9,932	*
Michael R. Kennedy	7,416	*
Mark A. Zorko	2,000	*
All directors and executive officers as a group (10 persons)	130,942	1.4%

*	Less than one percent.

(1)	As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on January 13, 2015. This stockholder’s address is 745 Fifth Avenue, New York, NY 10151.

(2)	As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 10, 2014. Includes 547,400 shares owned by the T. Rowe Price Small-Cap Value Fund, Inc. T. Rowe Price Associates expressly disclaims beneficial ownership of such securities. This stockholder’s address is 100 East Pratt Street, Baltimore, MD 21202.

(3)	As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on January 15, 2015. This stockholder’s address is 55 East 52nd Street, New York, NY 10022.

(4)	As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 11, 2014. Includes 13,750 shares for which Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner, as a result of serving as investment manager of collective trust accounts. VFTC directs the voting of these shares. Includes 500 shares for which Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner, as a result of serving as investment manager of Australian investment offerings. VIA directs the voting of these shares. This stockholder’s address is 100 Vanguard Boulevard, Malvern, PA 19355.

(5)	As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 6, 2014. This stockholder’s address is 3333 Piedmont Road NE, Suite 1500, Atlanta, GA 30305.

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Beneficial Ownership of Common Stock	PROXY STATEMENT

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Landauer’s officers and directors and persons who beneficially own more than ten percent of Landauer’s Common Stock (“Reporting Persons”) to file reports of beneficial ownership and changes in such ownership with the SEC. Reporting Persons are required by SEC regulation to furnish Landauer with copies of all Section 16(a) reports they file and Landauer is required to post such reports on its website, www.landauer.com.

Based solely on a review of the Forms 3, 4 and 5 filings received from, or filed by Landauer on behalf of, Reporting Persons since the beginning of fiscal 2014, Landauer believes that all Section 16(a) filing requirements were met during fiscal 2014.

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PROXY STATEMENT	Election of Directors

ELECTION OF DIRECTORS

Members of Landauer’s Board of Directors are divided into three classes serving staggered three-year terms, with a total of nine directors authorized. No director will stand for election after their 72nd birthday. The terms of two of the six current directors expire at the Annual Meeting. The two directors, Stephen C. Mitchell and Thomas M. White, are Landauer’s nominees for re-election to a three-year term.

Landauer’s by-laws provide that nominations for directorships by stockholders only may be made pursuant to written notice received at the Company’s principal office not less than 90, and not more than 120, calendar days prior to the first anniversary of the preceding year’s annual meeting. No such nominations were received for the meeting as of November 22, 2014.

In December 2014, Landauer’s Board of Directors approved an amendment to the Company’s by-laws to change the election of directors to the Board from plurality to majority voting. Only directors that receive a majority of the votes cast “FOR” their election will be elected. Accordingly, abstentions and broker non-votes with respect to the election of directors will not affect the outcome of the election of directors. In the event that an incumbent director is not re-elected, the Company’s Governance and Nominating Standards require that director to tender his or her resignation for consideration by the Governance and Nominating Committee. The Governance and Nominating Committee will recommend to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the resignation and publicly disclose its decision regarding the resignation and the rationale behind the decision within 90 days following certification of the election results.

Proxies may not be voted for a greater number of persons than the two named nominees. If a nominee should become unavailable for election, the persons voting the accompanying proxy may at their discretion vote for a substitute.

Election of Directors

The Board of Directors recommends a vote FOR the re-election of Mr. Mitchell and Mr. White as directors of Landauer.

Certain information as to the two nominees for re-election at the Annual Meeting and each other person whose term of office as a director will continue after the meeting is set forth below. Certain individual qualifications, experiences and skills of the directors that contribute to the Board of Directors’ effectiveness as a whole are also described below. The nominees for re-election at the meeting are Mr. Mitchell and Mr. White.

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Election of Directors	PROXY STATEMENT

DIRECTOR NOMINEES:

  Stephen C. Mitchell(2,3)

Since 2001, President, Knight Group LLC, a privately held firm providing services for the start-up and management of new ventures. Since 1995, Vice Chairman and Director, Knight Facilities Management, a company providing outsourcing of facilities management services for industrial and commercial clients worldwide. Until 2001, President, Chief Operating Officer and Director, Lester B. Knight & Associates, Inc., a company involved in the planning, design and construction of advanced technology research and development and manufacturing facilities.

Qualifications: Mr. Mitchell’s extensive leadership experience in various companies of diverse industry and size provides experience in operational and strategic leadership. He also has considerable corporate governance experience through years of service on other public company boards.

Current Directorships: None

Former Directorships: Mr. Mitchell completed his service as a Director of Apogee Enterprises, Inc., a manufacturer of glass products for the construction and art framing markets on June 21, 2014.

Age: 71

Director Since: 2005

Expiration of Current Term: 2015

  Thomas M. White(1,2)

Since 2007, Operating Partner for Apollo Management L.P., a private equity firm. During 2013 and 2014, Interim Chief Operating Officer of CEVA Logistics, an Apollo owned entity in the Netherlands, which provides contract logistics and freight forwarding services. During 2011 and 2012, Chief Financial Officer of Constellium, an Apollo owned entity in France, which produces aluminum products. During 2009 and 2010, Chief Financial Officer of SkyLink Aviation, Inc., an Apollo owned entity in Canada, which provides air charter logistics services. From 2002 to 2007, Chief Financial Officer of Hub Group, Inc., a NASDAQ listed company which provides logistics services. Prior to joining Hub Group, Mr. White was an audit partner with Arthur Andersen, which he joined in 1979. Mr. White is a Certified Public Accountant.

Qualifications: Mr. White’s extensive experience as a senior executive of global companies provides in-depth knowledge in global operations, finance, international business and strategic planning. In addition, he brings financial acumen to Board discussions by virtue of his background as a Chief Financial Officer.

Current Directorships: Director of CEVA Group, PLC.

Former Directorships: Director of Quality Distribution, Inc, a NASDAQ listed company; Director of EVERTEC, Inc., a NASDAQ listed company; Director of FTD, Inc., a NYSE listed company and Director of SkyLink Aviation, Inc.

Age: 57

Director Since: 2004

Expiration of Current Term: 2015

Directors Continuing in Office:

Member of the (1) Audit Committee, (2) Compensation Committee, (3) Governance and Nominating Committee

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PROXY STATEMENT	Election of Directors

  Robert J. Cronin(1),(3)

Since 2001, Managing Partner, The Open Approach LLC, a provider of consulting services and investment banking to the printing industry. From November 2005 to April 2006, Chairman and Chief Executive Officer, York Label, Inc., a supplier of pressure-sensitive labels and related systems. Until January 2000, Chairman of the Board and Chief Executive Officer of Wallace Computer Services; previously President, Chief Executive Officer and Director; now retired. Wallace Computer Services is a provider of information management products, services and solutions.

Qualifications: Mr. Cronin’s experience as a Chairman and Chief Executive Officer at two companies provides valuable insight for the Company as to the issues and opportunities facing the Company, as well as experience in strategic planning and leadership of complex organizations. He also has considerable corporate governance experience through years of service in leadership positions with various public companies.

Current Directorships: Director of various privately held corporations.

Former Directorships: None

Age: 70

Director Since: 1997

Expiration of Current Term: 2017

  William G. Dempsey(2,3)

Since 2007, retired and has been serving as Director of various public and private companies. From 1982 to 2007, various senior leadership positions with Abbott Laboratories including Executive Vice President, Global Pharmaceuticals from 2006 to 2007. Abbott Laboratories was a global, broad-based health care company devoted to discovering new medicines, new technologies and new ways to manage health. From 1977 to 1982, various positions with Sciaky Bros., a manufacturer of high tech electron beam, laser welding and heat treating systems.

Qualifications: Mr. Dempsey’s extensive experience as a senior executive with a global pharmaceutical company provides a wealth of health care experience in global healthcare markets including pharmaceuticals, nutrition and medical devices. Mr. Dempsey’s leadership experience provides expertise in strategy, marketing, international operations, manufacturing and managing research and development organizations.

Current Directorships: Director of Hospira, Inc.; and Director of Hill-Rom Holdings, Inc. Mr. Dempsey also serves on the Salvation Army Advisory Board in Chicago and is a member of the Board of Trustees of the Guadalupe Center in Immokalee, Florida.

Former Directorships: Director of MDS Inc.; Director of Nordion, Inc.; and Director of TYRX, Inc.

Age: 63

Director Since: 2008

Expiration of Current Term: 2017

Member of the (1) Audit Committee, (2) Compensation Committee, (3) Governance and Nominating Committee

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Election of Directors	PROXY STATEMENT

  Michael T. Leatherman

Since December 2014, President and Chief Executive Officer of Landauer, Inc. From September 2014 through December 2014, Interim President and Chief Executive Officer of Landauer, Inc. From September 2011 through December 2011, Interim Chief Financial Officer, Landauer, Inc. Since 2000, Independent Consultant primarily to the information technology industry. From 1990 to 2000, various senior leadership positions with Wallace Computer Services including Executive Vice President, Chief Information Officer and Chief Financial Officer from 1998 to 2000. From 1984 to 1990, Chief Executive Officer of FSC Paper Corporation, a subsidiary of Smorgon Consolidated Industries. Mr. Leatherman is a Certified Public Accountant.

Qualifications: Mr. Leatherman’s extensive experience as a senior executive with a wealth of information technology knowledge provides expertise in information systems strategy and project implementation, as well as expertise in general operational and strategic leadership. In addition, he brings financial acumen to Board discussions by virtue of his background as a Chief Financial Officer.

Current Directorships: None

Former Directorships: From 2006 to 2009, Director of Nashua Corporation, which was acquired by Cenveo, Inc.; and Director of a non-profit organization providing continuous care retirement services.

Age: 61

Director Since: 2008

Expiration of Current Term: 2016

  David E. Meador(1,3)

Since 2014, Vice Chairman and Chief Administrative Officer, DTE Energy. From 2001 to 2014, Executive Vice President and Chief Financial Officer, DTE Energy. From 1997 to 2001, Vice President and Controller, DTE Energy. DTE Energy provides safe, reliable electric and natural gas services to Michigan businesses and homes and has energy related businesses and services nationwide. From 1983 to 1997, served in a variety of financial and accounting positions at Chrysler Corporation. Mr. Meador began his professional career with Coopers and Lybrand and is a Certified Public Accountant.

Qualifications: Mr. Meador’s experience as a senior executive with an energy company provides substantial experience in the nuclear power industry. Mr. Meador’s role as an active executive provides a perspective of a leader familiar with many facets of an enterprise facing the same set of current external economic and governance issues. In addition, he brings financial acumen to Board discussions by virtue of his background as a Chief Financial Officer.

Current Directorships: None

Former Directorships: None

Age: 57

Director Since: 2008

Expiration of Current Term: 2016

Member of the (1) Audit Committee, (2) Compensation Committee, (3) Governance and Nominating Committee

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PROXY STATEMENT	Election of Directors

EXECUTIVE OFFICERS

The executive officers of the Company are elected by its Board of Directors. Each serves until a successor is elected and qualified, or until the officer’s resignation or removal.

Mr. Leatherman’s biography can be found in the Directors Continuing in Office section of the Election of Directors section.

  Mark A. Zorko

Mr. Zorko has served since June 2014 as Interim Chief Financial Officer of the Company. Mr. Zorko served as Senior Financial Advisor of the Company since April 2014. Prior to that time, Mr. Zorko served as the Chief Financial Officer of Steel Excel, Inc. (“SXCL”) until May 2013. He also served as the President and Chief Executive Officer of SXCL’s subsidiary Well Services Ltd. (“WSL”) in 2012 and Chief Financial Officer of DGT Holdings Corp. (“DGTC”) from 2006 through 2012. SXCL, WSL and DGTC are all affiliated with Steel Partners Holding, L.P., a publicly traded diversified global holding company. SXCL is primarily engaged in the oilfield service business and is publicly traded. DGTC was engaged in the business of x-ray imaging and power conversion subsystems worldwide. From 2000 to 2010, Mr. Zorko was a CFO Partner at Tatum, LLC, a professional services firm, where he held Chief Financial Officer positions with public and private client companies. Mr. Zorko is on the Board of Directors of MFRI, Inc., a publicly held company engaged in the manufacture and sale of piping systems and filtration products, Chairs the Audit Committee and serves on the Compensation and Nominations/Governance Committees. He previously chaired the Strategy Committee. He is also on the Audit Committee for Opportunity Int’l, a microfinance bank, and on the Finance Committee for the Alexian Brothers Health System. Mr. Zorko earned a BS degree in accounting from The Ohio State University and an MBA from the University of Minnesota. He is a Certified Public Accountant and a member of the National Association of Corporate Directors.

Age: 62

Position: Interim Chief Financial Officer

  R. Craig Yoder

Dr. Yoder was elected to his position in February 2001, after serving as the Company’s Vice President of Operations since 1994 and Technology Manager since joining the Company in 1983. Prior to joining the Company, he was a member of the senior technical staff at Pennsylvania Power and Light, and at Battelle Pacific Northwest Laboratory

Age: 62

Position: Senior Vice President–Technology and International Business

  Michael Kaminski

Mr. Kaminski joined the company in April 2013 as President, Radiation Measurement. Previously he was Chief Executive Officer and President of Stereotaxis and held other senior positions there since 2002. Prior to joining Stereotaxis, Mr. Kaminski spent nearly 20 years with Hill-Rom Company (Hillenbrand Industries), where he held several senior level positions. Mr. Kaminski earned an M.B.A. from Xavier University and a B.S. in Marketing from Indiana University.

Age: 54

Position: President, Radiation Measurement

10

Election of Directors	PROXY STATEMENT

  Michael Kennedy

Mr. Kennedy has served since August 2011 as President of Landauer Medical Physics, a subsidiary of Landauer Inc., and Vice President Global Marketing for Landauer Inc. Mr. Kennedy has over twenty five years of healthcare technology innovation and commercial leadership experience in both Fortune 500 and smaller private healthcare companies. Prior to joining Landauer, he held executive positions in strategic marketing, operations, product development, and general management at Baxter Healthcare, GE, and private healthcare companies. In these roles, he led significant medical device innovations and business transformations in dialysis, blood component therapy, inhaled drug delivery, and diagnostic imaging lifecycle management services. Mr. Kennedy received a Bachelor of Science in chemical engineering from the University of Washington and an MBA from the J.L. Kellogg Graduate School of Business at Northwestern University.

Age: 57

Position: President, Landauer Medical Physics and Vice President Global Marketing, Landauer Inc.

There are no family relationships between any director or executive officer and any other director or executive officer of the Company.

BOARD OF DIRECTORS AND COMMITTEES

During fiscal 2014, the Board of Directors held a total of 5 meetings. No director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all Committees of the Board of Directors on which such director served during the periods that such director served.

The Board of Directors has an Audit Committee, Compensation Committee, and Governance and Nominating Committee. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information and recommends to the Board of Directors the appointment of independent public accountants. The Board of Directors has determined that Robert J. Cronin, David E. Meador and Thomas M. White each qualify as an “audit committee financial expert” as defined for the purpose of SEC regulation. The Compensation Committee approves all executive compensation and has responsibility for granting equity awards to eligible members of management and administering the Company’s equity and incentive compensation plans. The Governance and Nominating Committee establishes corporate governance policy and selects nominees for the Board of Directors. (See “Process for Nominating Directors.”) The membership of each Committee consists solely of non-employee directors who meet the independence standards established by the New York Stock Exchange (“NYSE”). During fiscal 2014, the Audit Committee met 9 times including the meetings required to conduct its quarterly financial reviews, the Compensation Committee met 8 times, and the Governance and Nominating Committee met 4 times.

Each Committee has adopted a formal written charter, approved by the full Board of Directors, which specifies the scope of the Committee’s responsibilities and procedures for carrying out such responsibilities. A copy of each charter is available on the Company’s website at www.landauer.com and printed copies are available from the Company on request. The Board of Directors has also adopted Governance and Nominating Standards, a Code of Business Conduct and Ethics applicable to all directors and employees and a Code of Ethics for Financial Executives applicable to the principal executive, financial and accounting officers of the Company. Copies of each of these documents are available on the Company’s website at www.landauer.com and printed copies are available from the Company on request. The Company intends to post on its website any amendments to its Code of Business Conduct and Ethics or Code of Ethics for Financial Executives applicable to such senior officers.

11

PROXY STATEMENT	Election of Directors

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Board of Directors has determined that having an independent director serve as chairman of the Board of Directors is in the best interest of stockholders at this time. The structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board of Directors. No single leadership model is right for all companies at all times, however, so the Board of Directors conducts an annual evaluation in order to determine whether it and its Committees are functioning effectively and recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board of Directors periodically reviews its leadership structure.

The Board of Directors is actively involved in oversight of risks inherent in the operation of the Company’s businesses and the implementation of its strategic plan. The Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations of the Company’s business segments and corporate functions, the Board of Directors addresses the primary risks associated with those segments and functions. In addition, the Board of Directors reviews the key risks associated with the Company’s strategic plan at an annual strategic planning session and periodically throughout the year as part of its consideration of the strategic direction of the Company.

The Board of Directors has delegated to the Audit Committee oversight of the Company’s risk management process. The Audit Committee (a) reviews with management the Company’s significant risk exposures and policies regarding the assessment and management of risk, (b) serves as an independent and objective body to monitor the Company’s financial reporting process and internal control systems, and (c) assists the Board of Directors in oversight of the Company’s compliance with legal and regulatory requirements. Each of the other Committees of the Board of Directors also oversees the management of Company risks that fall within the Committee’s areas of responsibility. The Governance and Nominating Committee oversees risks related to the Company’s governance structure and processes and the structure of the Board of Directors and its Committees to ensure appropriate oversight of risk. The Compensation Committee considers risks related to the design of the Company’s compensation program and arrangements for the Company’s named executive officers.

COMPENSATION RISK

Management has periodically undertaken, and the Compensation Committee has reviewed, an evaluation of Landauer’s compensation policies and procedures as they relate to risk management practices and risk-taking incentives. Based upon that evaluation, the Company has concluded that its compensation program does not create risks that are reasonably likely to result in a material adverse effect. In reaching this determination, the Company has taken into account the following design elements of Landauer’s compensation program and policies and practices: mixture of cash and equity payouts, mixture of performance time horizons, use of financial metrics that are easily capable of audit, avoidance of uncapped rewards, use of required stock ownership amounts at senior management levels, adherence to a broad clawback policy, anti-hedging and pledging policies, and a rigorous auditing, monitoring and enforcement environment.

INDEPENDENCE OF DIRECTORS

Under the Company’s Governance and Nominating Standards, a majority of the Board of Directors should be composed of Independent Directors as that term is defined in the NYSE listing standards. A director is independent under the NYSE listing standards if the Board affirmatively determines that the director has no material relationship with the Company directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.

The Board has affirmatively determined that all directors, with the exception of Michael T. Leatherman, are considered independent under the independence standards of the NYSE. In reaching this determination, the Board considered the relationship of Mr. Dempsey’s membership on the board of a customer of the Company, and the relationship of one of Mr. Meador’s employer’s facilities as a customer of the Company. The Board determined that these relationships are not material. The Board has also concluded that no non-employee director has any of the disqualifying relationships identified by the NYSE. Consequently, the Board has determined that all non-employee directors are independent within the meaning of the NYSE listing standards. The Company’s independent directors are Robert J. Cronin, William G. Dempsey,

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Election of Directors	PROXY STATEMENT

David E. Meador, Stephen C. Mitchell, and Thomas M. White. Given his current employment by Landauer, Michael T. Leatherman is not at this time considered independent under the independence standards of the NYSE. The Company’s independent directors meet in regularly scheduled executive sessions and at other times, as they deem appropriate. Robert J. Cronin, Chairman of the Board of Directors, presides at these sessions.

PROCESS FOR NOMINATING DIRECTORS

Landauer’s Governance and Nominating Committee establishes and oversees adherence to the Board’s Governance and Nominating Standards, and establishes policies and procedures for the recruitment and retention of Board members. The Governance and Nominating Committee is comprised of three members, each of whom meets the independence requirements established by the NYSE with respect to Governance and Nominating Committees.

The Governance and Nominating Committee will consider nominees for the Board of Directors who have been properly and timely recommended by stockholders. Any recommendation submitted by a stockholder must include the same information concerning the candidate and the stockholder as would be required under Section 1.4 of the Company’s by-laws if the stockholder were nominating that candidate directly. Those information requirements are summarized in this Proxy Statement under the caption “Stockholder Proposals.” The Governance and Nominating Committee will apply the same standards in considering director candidates recommended by stockholders as it applies to other candidates. The Governance and Nominating Committee has not established any specific, minimum qualification standards for nominees to the Board of Directors. From time to time, the Governance and Nominating Committee may identify certain skills or attributes (e.g. healthcare industry experience, technology experience, financial experience) as being particularly desirable for specific director nominees. The Governance and Nominating Committee considers diversity of backgrounds and viewpoints when considering nominees for director but has not established a formal policy regarding diversity in identifying director nominees.

To date, the Governance and Nominating Committee has identified and evaluated nominees for director positions based on several factors, including: referrals from management, existing directors, advisors and representatives of the Company or other third parties; business and board of director experience; professional reputation; and personal interviews. Each of the current nominees for director listed under the caption “Election of Directors” is an existing director standing for re-election.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS BY STOCKHOLDERS AND OTHER INTERESTED PARTIES

The Company’s Annual Meeting of Stockholders provides an opportunity each year for stockholders and other interested parties to ask questions of or otherwise communicate directly with members of the Company’s Board of Directors on matters relevant to the Company. Each of the Company’s directors is requested to attend the Annual Meeting in person. All of the Company’s directors attended the Company’s 2014 Annual Meeting of Stockholders. In addition, stockholders and other interested parties may, at any time, communicate in writing with the full Board of Directors, any individual director or any group of directors, by sending such written communication to the full Board of Directors, individual director or group of directors at the following address: Landauer, Inc., 2 Science Road, Glenwood, Illinois 60425; Attention: Corporate Secretary. Copies of written communications received at such address will be provided to the addressee unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of such communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company’s business or communications that relate to improper or irrelevant topics.

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PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Landauer is required to provide information regarding the compensation program in place for its CEO, CFO and the three other most highly compensated executive officers as of its last fiscal year end as well as certain other persons specified in SEC rules. Information regarding the compensation paid to these individuals is included in this Proxy Statement. In this proxy statement, the Company refers to the individuals as to whom compensation disclosure is required as the “Named Executive Officers” or “NEOs.” This section includes information regarding, among other things, the overall philosophy of the Company’s executive compensation program and each element of compensation that it provides to executives, including NEOs.

Our NEOs for the year ending September 30, 2014 are:

•	Michael T. Leatherman, Interim President and Chief Executive Officer (effective September 15, 2014)

•	Mark A. Zorko, Interim Chief Financial Officer (effective June 21, 2014)

•	R. Craig Yoder, Senior Vice President, Technology & International Business

•	Michael P. Kaminski, President, Radiation Measurement

•	Michael R. Kennedy, President, Landauer Medical Physics and VP Global Marketing

•	William E. Saxelby, former President and Chief Executive Officer (through September 15, 2014)

•	Michael K. Burke, former Senior Vice President and Chief Financial Officer (through June 20, 2014)

SUMMARY OF CHANGES TO COMPENSATION AND GOVERNANCE POLICIES AND DESIGN

Landauer performed below expectations in fiscal 2014 and as a result, performance-based compensation was adjusted accordingly as discussed further in this Compensation Discussion and Analysis (“CD&A”). In addition, significant management changes occurred during fiscal 2014 including the departure of Mr. Saxelby, Landauer’s former CEO and Mr. Burke, Landauer’s former CFO. Severance payments were made to both executives consistent with the Executive Severance Plan for Mr. Burke and consistent with the employment agreement in place for Mr. Saxelby. Additional information regarding such payments is found on pages 35-36 below under the heading, “Severance Agreements”.

At the 2014 Annual Meeting, the Company’s executive compensation program was approved by 74.6% of the votes cast on the “say-on-pay” proposal, which represented a significant decrease from the 2013 and 2012 annual meeting say-on-pay votes. This led the Company to undertake an in-depth review of its compensation policies and practices and to continue its dialogue with shareholders regarding its compensation policies. As a result of this review and dialogue, the Compensation Committee has taken the following steps since the 2014 Annual Meeting to address shareholder concerns:

The Company modified its compensation policies as follows:	•	Amended the Company’s Incentive Compensation Plan and its Executive Special Severance Plan to provide for double-trigger vesting of all future equity grants upon a change in control (making all payments payable under these plans double trigger);
	•	Amended the Company’s Incentive Compensation Plan to provide that upon a termination of employment without cause, annual bonus and stock awards vest on a pro-rata basis based on service through the date of termination and in the case of performance-based awards, based on the lesser of actual performance determined on the last day of the performance period and target;

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Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

	•	Clarified the Company’s policy and limited the circumstances under which the Company may make adjustments and amendments to performance measures for outstanding performance awards under the Incentive Plan;
	•	Added a peer group as a supplemental data point to assist with compensation decision-making; and
	•	Clarified and expanded the Company’s anti-hedging policy and adopted an anti-pledging policy.
The Company enhanced its compensation disclosure by adding the following in this CD&A:	•	A discussion regarding the addition of the peer group; and
	•	A table summarizing any adjustments made to annual performance results when determining annual incentive payouts
The Company modified its compensation design as follows:	•	Added two new performance metrics to its long-term incentive awards. In fiscal 2014, Cumulative Operating Cash Flow (“OCF”) was added to focus management on driving debt reduction and improving the balance sheet.
	•	For fiscal 2015 and beyond, Return on Invested Capital (“ROIC”) will be added to focus management on achieving an effective return on invested capital
The Company made the following changes to its governance structure:	•	Adopted majority voting for directors in uncontested elections; and
	•	Initiated the process to declassify the Board and provide for annual elections of directors.

Additional information regarding our stockholder outreach and subsequent policy change is found on page 16 below under the heading, “2014 Annual Meeting Executive Compensation Advisor Vote”.

The elements of Landauer’s compensation program for NEOs include base salary, annual non-equity incentive compensation (“annual bonus”), long-term equity incentive compensation, retirement benefits and severance arrangements.

During fiscal 2014, the following compensation actions were taken:

•	Base salary levels for all named executive officers were not increased from their fiscal 2013 levels due to Company under-performance.

•	The annual bonus for fiscal 2014 was paid at 29.3% of target. This amount was determined based on the Company’s performance against the revenue and net income goals that had been established for the annual bonus program for the year.

•	The annual long-term equity incentive opportunities granted in fiscal 2014, for the performance period ending in fiscal 2016, were granted consistent with historical grants. The performance measures for the fiscal 2014 grant are revenue, EBITDA growth, and OCF in order to hold management accountable for the financial commitments developed in the Company’s strategic plans. Consistent with fiscal 2013 awards, the fiscal 2014 long-term equity incentive opportunities have a weighting of 70% performance-based vesting and 30% time-based vesting.

•	The 2012 long-term incentive grants vesting in 2014 vested at 39% of target due to under-performance of the EBITDA goal.

Landauer’s Compensation Philosophy and Principles

Landauer designs its compensation program to maintain a performance and achievement-oriented environment throughout the Company, while ensuring the program does not create unnecessary or excessive risk. The goals of the Company’s executive compensation program are to:

•	Attract and retain highly talented executives capable of delivering long-term success;

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PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis
•	Align the executives’ interests with the interests of Landauer’s stockholders; and

•	Motivate executives to achieve the Company’s short and long-term business objectives via a performance-driven incentive program through legal and ethical means.

Consistent with these goals, the Board has developed and approved an executive compensation philosophy to provide a framework for the Company’s executive compensation program. The key components of this philosophy are:

•	Total compensation will be targeted to be competitive with the marketplace in which executive talent is recruited. “Competitive” is defined as around the 50th percentile using market compensation information;

•	The mix of compensation elements is designed to reflect strategic business needs;

•	Incentive compensation is tied to short-term goals and long-term strategic plans in a balanced manner so that it supports the Company’s efforts to achieve long-term success;

•	The degree of compensation at risk will positively correlate to responsibility level;

•	Performance is assessed on both financial and non-financial goals using qualitative and quantitative metrics;

•	Compensation is differentiated based on factors that are relevant to each form of compensation; and

•	The executives’ interests should be aligned with those of the Company’s stockholders through executive stock ownership.

The executive compensation philosophy results in three major components of executive compensation: a competitive base salary reflective of the individual’s role, responsibilities, experience and capabilities; non-equity incentive compensation tied to Company and individual annual performance; and long-term equity incentives tied to Company performance and individual level of responsibility to impact results over time. The Company determines the appropriate level of these components by using market compensation information as described more fully below.

2014 Annual Meeting Executive Compensation Advisory Vote

Landauer performed below expectations in fiscal 2014 and as a result, performance-based compensation was adjusted accordingly as discussed further in this Compensation Discussion and Analysis (“CD&A”). In addition, significant management changes occurred during fiscal 2014 including the departure of Mr. Saxelby, Landauer’s former CEO and Mr. Burke, Landauer’s former CFO. Severance payments were made to both executives consistent with the Executive Severance Plan for Mr. Burke and consistent with the employment agreement in place for Mr. Saxelby.

Additional information regarding such payments is found on pages 35-36 below under the heading, “Severance Agreements”. At the 2014 Annual Meeting, the Company’s executive compensation program was approved by 74.6% of the votes cast on the “say-on-pay” proposal, which represented a significant decrease from the 2013 and 2012 annual meeting say-on-pay votes. This led the Company to undertake an in-depth review of its compensation policies and practices and to continue its dialogue with shareholders regarding its compensation policies. As a result of this review and dialogue, the Compensation Committee has taken the following steps since the 2014 Annual Meeting to address shareholder concerns:

•	The Company modified its compensation policies as follows:

•	Amended the Company’s Incentive Compensation Plan and its Executive Special Severance Plan to provide for double-trigger vesting of all future equity grants upon a change in control (making all payments payable under these plans double trigger);

•	Amended the Company’s Incentive Compensation Plan to provide that upon a termination of employment without cause, annual bonus and stock awards vest on a pro-rata basis based on service through the date of termination and in the case of performance-based awards, based on the lesser of actual performance (determined on the last day of the performance period) and target;

•	Clarified the Company’s policy and limited the circumstances under which the Company may make adjustments and amendments to performance measures for outstanding performance awards under the Incentive Plan;

•	Added a peer group as a supplemental data point to assist with compensation decision-making; and

•	Clarified and expanded the Company’s anti-hedging policy and adopted an anti-pledging policy.

•	The Company enhanced its compensation disclosure by adding the following in this CD&A:

•	A discussion regarding the addition of the peer group; and

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Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT
•	A table summarizing any adjustments made to annual performance results when determining annual incentive payouts.

•	The Company modified its compensation design by adding two new performance metrics to our long-term incentive awards. In fiscal 2014, OCF was added to focus management on driving debt reduction and improving the balance sheet. For fiscal 2015 and beyond, ROIC will be added to focus management on achieving an effective return on invested capital.

•	The Company made the following changes to its governance structure:

•	Adopted majority voting for directors in uncontested elections; and

•	Initiated the process to declassify the Board and provide for annual elections of directors.

In each case, these changes underscore the Company’s commitment to pay-for-performance. All of these changes are designed to further align the executives’ interests with shareholders and compensate executives on the basis of actual performance.

The Compensation Committee

The Compensation Committee assists the Board of Directors in fulfilling the Board’s oversight responsibilities to administer the Company’s executive compensation program. Each member of the Committee is independent as defined in the corporate governance listing standards of the NYSE, Landauer’s director independence standards and applicable law and SEC regulations.

The Committee reports to the Board of Directors on all compensation matters regarding Landauer’s executives and other key salaried employees. The Committee reviews annually and approves or recommends to the Board of Directors for approval, as applicable, the compensation (including annual base salary, annual non-equity incentive compensation, long-term equity incentive compensation and other employee benefits) for the Company’s executives and other key salaried employees. Further information about the Committee’s responsibilities is contained in the Committee’s Charter, which is available in the “Corporate Governance” section on the “Investor Relations” page of Landauer’s website at www.landauer.com.

Roles of Consultants and Executives

During and after the end of each fiscal year, the CEO provides the Compensation Committee with feedback regarding the performance of the executives and key salaried employees. Annually, and in the cases of executive promotions or hires, the CEO makes recommendations to the Compensation Committee regarding the compensation package for each of the executives (other than himself). Based on its review of individual performance (taking into account input from the CEO), input and market data from its independent compensation consultant and other factors, the Compensation Committee makes recommendations to the Board regarding the compensation for the CEO and the other executives. Acting upon the recommendation of the Compensation Committee, the independent members of the Board, meeting in executive session, determine the compensation of the CEO and the other executives, including NEOs.

To assist the Compensation Committee in discharging its responsibilities, the Committee retains Hay Group, Inc. as its independent compensation consultant. Hay Group is entirely independent and as such its work for the Compensation Committee does not raise any conflict of interest. Hay Group’s independence is reviewed annually in accordance with NYSE listing standards. The consultant’s role is to advise the Committee on all executive compensation matters. Biennially, Hay Group presents the Compensation Committee with survey data and information about other relevant market practices and trends, and makes recommendations to the Compensation Committee regarding target levels for various elements of total compensation for senior executives, which the Compensation Committee reviews and considers in its deliberations. Hay Group completed its most recent biennial executive compensation analysis in fiscal 2014.

The Committee’s independent compensation consultant reports directly to the Compensation Committee. Periodically the CEO and CFO may work directly with the Committee’s consultant primarily in the development of offers for new hires and assistance on the development of recommendations on the design of its compensation program to be presented to the Compensation Committee or the Board of Directors. This interaction between the Committee’s consultant and

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PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

management takes place under the approval of the Compensation Committee Chair. During fiscal 2014, management worked with the compensation consultant on compensation for certain roles in the organization, including external hires.

To ensure that its executive officer compensation is competitive in the marketplace, the Company uses a formal job evaluation methodology to determine both the internal and external equity of its NEOs’ total compensation. Internal equity is considered in order to ensure that members of Landauer’s executive management are compensated at an appropriate level relative to other members of its executive management, while external equity is a measure of how the Company’s compensation of its executive management compares to compensation for positions with comparable job content at other companies. Hay Group reviews each executive position using its proprietary method of job evaluation to assess the position’s relative scope. In this process, Hay considers the breadth of responsibilities, the complexity of the role, and the role’s impact on the success of the business. Once each job is valued independently, Hay Group compares the jobs to determine relative relationships and then relates these job content scopes to pay opportunity levels based on compensation market data from Hay Group’s Industrial Executive Compensation Report, a proprietary annual executive compensation survey with data on more than 100 executive level positions from over 300 organizations. Given that Landauer competes in a market with limited competitors, the Compensation Committee has determined that utilizing a broad industry survey with a focus on publicly traded companies and significant survey participation by the manufacturing sector, such as the Hay Group survey, is an appropriate method for evaluating the Company’s executive compensation practices.

All components of Landauer’s executive compensation program are aligned around the 50th percentile of Hay Group’s survey data for targeted performance. For short-term and long-term incentive compensation, achievement of over performance goals can result in a maximum award equal to 200% of the target opportunity. Actual pay will vary above or below the 50th percentile depending on a number of factors including individual performance, tenure with the organization and overall Company performance.

With the assistance of the compensation consultant, the Compensation Committee annually reviews relevant compensation market data, trends and best practices in executive compensation, and executive pay tallies for the Company’s NEOs to ensure that the design of its program is consistent with its compensation philosophy and that the amount of compensation is within appropriate competitive parameters. Based on this review, the Compensation Committee has concluded that the total compensation of each NEO and, in the case of the severance and change-in-control scenarios, potential payouts are appropriate and reasonable.

During fiscal 2014, the Compensation Committee worked with Hay Group to revise its peer group, which historically has been used only to benchmark director compensation. For fiscal 2015 and beyond, the purpose of this revised peer group will be to (1) benchmark the Company’s director compensation and (2) provide the Committee with supplemental compensation data for NEO benchmarking. However, the Compensation Committee will continue to rely on the aforementioned survey data as its primary benchmarking data source.

As part of its peer group review, Hay Group developed a set of companies based on Landauer’s GICS code (3510 – Health Care Equipment and Services) and annual revenues comparable to Landauer. This set of companies was then reduced by selecting companies with market capitalizations comparable to Landauer, and primary business focus on either (1) design and manufacturing of medical devices and/or (2) diagnostic, analytic, imaging and/or testing services in the life sciences and health care markets. The resulting group of twenty-two companies is listed below:

Abaxis	ABIOMED	Accuray
Affymetrix	AngioDynamics	Atrion
BioTelemtry	Cardiovascular Systems	CryoLife
Endologix	Exactech	ICU Medical
LDR Holding	Luminex	Meridian Bioscience
Quidel	Natus Medical	Nxstage Medical
Tornier NV	RTI Surgical	Spectranetics
Vascular Solutions

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Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

Elements of Landauer’s Compensation Program

Landauer’s executive officer compensation package includes a combination of annual cash and long-term incentive compensation. Annual cash compensation for executive officers is comprised of base salary plus annual non-equity incentive bonuses. Long-term incentives consist of a combination of restricted share grants with performance and time -based vesting characteristics.

Element	Purpose	Characteristics
Base Salary	Compensate executives for their level of responsibility and sustained individual performance. Also help attract and retain strong talent.	Fixed component with eligibility for annual merit increases based on sustained individual performance.
Annual Non-Equity Incentive Compensation	Promote the achievement of Landauer’s annual financial goals, as well as individual goals.	Performance-based cash opportunity based on Company and individual results as determined by the Compensation Committee as outlined in the “Landauer, Inc. Incentive Compensation Plan.”
Long-Term Equity Incentive Compensation	Promote the achievement of Landauer’s long-term corporate goals, support executive retention and encourage executive stock ownership.	Performance-based equity and restricted equity grants based upon achievement of strategic priorities and retention with the Company made annually through the “Landauer, Inc. Incentive Compensation Plan.”
Retirement Plans	Provide an appropriate level of replacement income upon retirement. Also provide an incentive for a long-term career with Landauer, which is a key objective of the Company.	Defined contribution retirement plan with Company match and annual profit sharing eligibility with a supplemental deferred compensation contribution available to certain executives.
Post-Termination Compensation	Facilitate the attraction and retention of high caliber executives in a competitive labor market and provide noncompetition and nonsolicitation covenants for the Company’s protection.	Contingent element; only payable if the executive’s employment is terminated as specified in the arrangements. Amount of severance benefits varies by level in the organization.

In setting total compensation, Landauer applies a consistent approach for all executive officers. Also, the Compensation Committee exercises appropriate business judgment in how it applies its standard approach to the facts and circumstances associated with each executive. Additional detail about each pay element follows.

Base Salaries: As discussed above, data on salaries paid to comparable positions in the Hay Group survey are gathered and reported biennially to the Compensation Committee by its independent compensation consultant. The Compensation Committee, after receiving input from the compensation consultant, approves the salaries for the CEO, CFO, other NEOs and executives. The CEO provides input for the salaries for the CFO and other executives. The Compensation Committee seeks generally to establish base salaries for the CEO, CFO and other NEOs around the 50th percentile of the Company’s compensation survey data, which is the targeted market position to facilitate the attraction and retention of executive talent. In light of the Company’s fiscal 2013 performance, the NEOs’ base salaries were not increased for fiscal 2014.

Annual Non-Equity Incentives: Annual non-equity incentive awards to the CEO, CFO and other executives are paid relative to the targets established annually by the Compensation Committee under the terms of the Landauer, Inc.

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PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

Incentive Compensation Plan. Annual incentive awards for the CEO, CFO and other executives are intended to promote the achievement of Landauer’s annual financial goals, as well as individual goals. For fiscal 2014, the plan establishes an incentive pool which is related to aggregate executive officer base salary and performance of Landauer relative to (i) plan revenue and (ii) plan net income. The Committee believes use of these metrics provides alignment with the interests of Landauer’s stockholders.

Similar to the process for base salary, data for non-equity incentives paid to comparable positions in the Hay Group survey are gathered and reported biennially to the Compensation Committee by the independent compensation consultant. The Compensation Committee, after receiving input from the compensation consultant, approves or recommends to the Board for its consideration and approval, as applicable, the non-equity incentives for the CEO, CFO and other executives. The target incentive compensation award (“ICA”), as a percentage of individual executive officer base salary, is 50% for the Chief Executive Officer and 40% for the CFO and other NEOs. These payout ratios are determined based upon targeting total cash compensation (base salary plus non-equity incentive compensation) around the 50th percentile as determined by the survey study performed by the Committee’s independent compensation consultant. The actual size of the incentive compensation pool available for award varies based upon actual financial performance for revenue and net income.

The revenue and net income targets are established as part of the annual operating planning process. The targets are recommended by management, reviewed by the Compensation Committee and approved by the Board. The targets are intended to be representative of strong financial performance by the Company based upon market conditions and the expectations of stockholders. The scales of the payout ratios are intended to compensate management for the perceived effort required to achieve the targeted performance and reward management for the effort required to deliver results beyond expected levels.

The revenue and net income targets for fiscal 2014 were established as follows ($’s in millions):

ICP Performance Measure	Threshold	Incentive Performance Levels (in $ millions) Target	Maximum
Revenue (weighted 30%)	$123.2	$154.0	$184.8
Net Income (weighted 70%)	$17.0	$18.0	$21.6

Both the revenue and net income targets were established without considering the impact of certain non-recurring costs relating to acquisition and reorganization costs and the impact of intangible amortization for acquisitions completed during the fiscal year. Based on the Company’s fiscal 2013 net income performance, the Compensation Committee approved fiscal 2014 net income performance goals that set target performance at $18 million, which was the high end of fiscal 2014 guidance, with the threshold performance level set at $17 million, which represented the midpoint of fiscal 2014 guidance. The Committee felt that requiring this level of net income performance before paying out threshold awards or higher aligned management with shareholder interests. The maximum performance level was set at $21.6 million, which represents 120% of the fiscal 2014 target of $18 million.

The fiscal 2014 plan provides for a payout at a ratio of targeted incentive compensation as follows:

Actual Revenue Performance	Payout Ratio
120% Incentive Revenue Achievement ($184.8 million)	200% of target award
100% Incentive Revenue Achievement ($154 million)	100% of target award
80% Incentive Revenue Achievement ($123.2 million)	50% of target award
<80% Incentive Revenue Achievement (<$123.2 million)	0% of target award

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Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

Actual Net Income Performance	Payout Ratio
120% Incentive Net Income Achievement ($21.6 million)	200% of target award
100% Incentive Net Income Achievement ($18 million)	100% of target award
94% Incentive Net Income Achievement ($17 million)	50% of target award
<94% Incentive Net Income Achievement	0% of target award

The range of the scale for revenue and net income achievement is intended to align management with the expectations of stockholders on earnings growth. Performance below 80% of planned revenue and 94% of net income would be considered to be below the Company’s expectations and, accordingly, results in zero payout of the target award. Similarly, performance at 120% of target is believed to represent performance well beyond the expectations of the business. Awards for performance between 80% for revenue and 94% for net income and 120% of the performance goals results in payouts ranging from 50% to 200% of targeted award. The overall payout ratio is intended to maintain alignment with the expectations of stockholders on minimum performance.

The amount of potential ICA for any executive officer is determined by multiplying the executive’s base salary times the actual incentive award percentage. The actual ICA percentage is the target award percentage of 50% or 40% multiplied by the percentage of target award determined by the weighted average of the revenue and net income components in the following ratio:

Revenue	30%
Net Income	70%

Two-thirds of the target ICA is payable to the executive officer based solely on financial performance of the Company. With respect to the one-third balance remaining in the pool for the fiscal year, the Compensation Committee will have the discretion to award any executive officer an amount ranging from zero to one-third of the award such executive officer would otherwise receive based upon achievement against personal management objectives (“PMO”). Accordingly, the total ICA is calculated as follows:

Potential ICA	= (Annual Salary x Target %) x (Payout Ratio)
Actual ICA	= (Potential ICA x 2/3) + (Potential ICA x 1/3 x % PMO achievement)

PMOs are established annually and are aligned with the strategic priorities of the Company. PMOs are intended to be challenging but generally capable of being achieved. PMOs for the Company’s NEOs in fiscal 2014 included:

•	Increase sales levels for RadWatch systems

•	Complete NexGen dosimetry (Verifii) research activities in accordance with internal project plans

•	Obtain Federal Drug Administration Approval for Medical Products array in accordance with internal deadline

•	Expand the product and Informatic Services for Radiation Measurement

Any amounts related to PMO achievement not so awarded may, at the discretion of the Committee, be reallocated, in whole or in part, to any other executive officer based upon the Committee’s evaluation of the individual performance of the executive officer relative to written objectives and other factors, including the CEO’s annual report to the Committee of the executive officer’s performance.

The individual and aggregate amounts of incentive compensation awards for the fiscal year, as approved by the Compensation Committee, are limited to 200% of the targeted awards.

The Incentive Compensation Plan permits the adjustment of performance measures upon the occurrence of certain non-recurring events, including asset write downs, litigation claims, judgments or settlements, accruals for reorganization and restructuring programs, objectively determinable legal, integration, or deal related costs in connection therewith or changes in law or accounting principles. For fiscal 2014, no such adjustments were made. Following the 2014 annual meeting the Committee reviewed the Company’s practice and policy concerning adjustments to performance measures,

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PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

and in addition to reaffirming the circumstances permitting such adjustments, the Committee adopted a written policy clarifying that such events or circumstances that would make adjustments appropriate will not occur regularly. In addition, the Committee clarified that it intends, as a general matter, to not make adjustments for events or circumstances that are within the control of the Company’s management, as determined by the Committee, unless such adjustments make the satisfaction of applicable performances measures less likely. Landauer’s revenue was 99.85% of target and adjusted net income was 0% of target resulting in a weighted average performance of 29.3% of target. After reviewing the results and the development of the various materials prepared by management during the year the Compensation Committee recommended and the Board approved the funding at 29.3%. The NEO’s averaged 83% PMO achievement, resulting in an actual average payout of 27.81%.

Metric	Target Goal ($M)	Adjustments(1)	Adjusted 2014 Actual Performance	% of Target Goal Achieved	Payout %	Weighting	Weighted Payout
Revenue	$154.0	$0.0	$153.8	99.85%	97.5%	30%	29.3%
Net Income	$18.0	$0.0	($28.0)	0.0%	0.0%	70%	0.0%
Total							29.3%

(1)	The Compensation Committee did not approve any adjustments to the reported fiscal 2014 revenue and net income performance.

Long-Term Equity Incentives: Long-term incentive awards for the CEO, CFO and other executives are granted in order to promote the achievement of Landauer’s long-term strategic goals. The Compensation Committee believes that providing long-term incentive awards in the form of equity awards best achieves the long-term compensation objectives of the organization and aligns the executive’s interests with the interests of Landauer’s stockholders, as well as facilitates the attraction and retention of executive talent. Each year, the Compensation Committee reviews and approves or makes recommendations to the Board, as applicable, as to the long-term incentive awards for each of the executives. In determining the total value of the long-term incentive opportunity for each executive, the Compensation Committee reviews the survey data presented by its independent compensation consultant biennially on a position-by-position basis and attempts to provide a benefit at a competitive level, which approximates the 50th percentile for each surveyed position.

Long-term incentives are provided to Landauer’s executives under the stockholder approved Landauer, Inc. Incentive Compensation Plan. The Plan permits grants of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares and performance share units.

Current restricted shares are subject to risk of forfeiture and vest in accordance with performance and time restrictions. Each grant is allocated between performance-based and time-based vesting. For performance shares of restricted stock that will vest at the end of the restriction period, vesting is based upon the achievement of one or more performance goals. Up to 100% of the performance shares may be forfeited if the performance goals are not achieved. In addition, for certain financial targets, over-performance shares can be earned for achievement of over-performance goals.

Annual equity grants to the executives, including NEOs, are allocated 70% to performance-based vesting and 30% to time - based vesting. This balance between performance - based and time-based equity grants is in alignment with the development of Landauer’s long-term growth strategy, motivates management for the appropriate balance between short-term and long-term decision making and aligns management’s long-term compensation closely with the interest of Landauer’s stockholders. Dividend and other distributions will be accrued for the shares subject to performance - based vesting and will be paid if and when such shares vest. Dividends on time-based grants are paid out at the same time as paid to the Company’s stockholders.

The Compensation Committee approved the following performance goals with respect to the performance-based component of the fiscal 2014 annual equity grant:

Performance Metric for Performance Period October 1, 2013 – September 30, 2016	Weighting of Performance Based Grant
Plan Revenue	25%
Plan EBITDA	50%
Cumulative Operating Cash Flows (“OCF”)	25%

22

Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

The Committee introduced OCF for the fiscal 2014 equity grant to align the Company’s long-term compensation strategy with its shareholders’ focus on debt reduction and improving the Company’s balance sheet.

The targets were approved by the Compensation Committee based upon the Company’s three-year strategic plan, inclusive of the impact of acquisitions completed during fiscal 2013 and subject to certain adjustments approved by the Compensation Committee. Based on its review of the Company’s business plan and three-year strategic financial plan, the Compensation Committee believes that the target and over-performance goals represent a reasonably challenging performance objective.

The extent to which the performance-based shares will vest depends on the Company’s performance over the October 1, 2013-September 30, 2016 performance period. As noted above, performance will be measured against specified revenue, EBITDA and OCF goals. The vesting of 25% of the performance shares will be tied to the revenue goal, the vesting of 50% of the performance shares will be tied to the EBITDA goal and the vesting of 25% of the performance shares will be tied to the OCF goal. With respect to each of these components, no vesting will occur unless the Company attains 80% of the relevant performance goal. If performance is below this level on either measure, all performance shares tied to that measure will be forfeited. If performance is at the 80% level with respect to a measure, the related performance shares will vest at the 50% level. If performance is at the 100% level with respect to a measure, the related performance shares will vest at the 100% level. If performance is at the 120% level with respect to a measure, the related performance shares will vest at the 200% level. In addition to these requirements, the Committee also determined that with respect to the performance shares related to the revenue and OCF goals, these shares can vest at levels above 100% only if the Company achieves at least target performance on the EBITDA goal. Vesting levels will be interpolated for achievement levels between 80%-120%. The chart below demonstrates how vesting levels relate to performance against the respective performance goals:

	Threshold	Target	Maximum
Achievement Level	80%	100%	120%
Vesting Level	50%	100%	200%

For the fiscal 2015 annual equity grant, the Committee approved the following performance goals with respect to the performance-based component of the fiscal 2015 annual equity grant:

Performance Metric for Performance Period October 1, 2014 – September 30, 2017	Weighting of Performance Based Grant
Return on Invested Capital (“ROIC”)	50%
Plan EBITDA	25%
Cumulative Operating Cash Flows (“OCF”)	25%

If threshold ROIC performance is not achieved over the fiscal 2015 equity grant’s performance period, any award payouts related to EBITDA or OCF performance are capped at target, even if actual performance exceeds targeted levels. The Committee feels that this emphasis on long-term ROIC performance reflects shareholders’ interests in increased profitability relative to invested capital.

The Board has generally followed a practice of making all equity grants to executive officers on a single date each year. Prior to the relevant Board meeting, the Compensation Committee reviews an overall stock award pool for all participating employees, of which there were 23 in fiscal 2014, and individual grants to executives proposed by the CEO to the Committee. Based on the proposal from the CEO and recommendation from the Compensation Committee, the Board reviews and approves the overall pool and the individual equity grants to executives.

While most of the Company’s equity awards to NEOs have been made historically pursuant to its annual grant program, the Compensation Committee and Board retain the discretion to make additional awards to executives at other times for recruiting or retention purposes. The Company, by policy, does not have any program, plan or practice to time “off-cycle” awards in coordination with the release of material non-public information.

All equity awards are made pursuant to the Plan. Awards of equity to employees below the executive level are made by the Company’s CEO, pursuant to authority delegated by the Board and subject to the Board-approved allocation.

23

PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

Stock Ownership Guidelines, Anti-Hedging and Anti-Pledging Policies: The Compensation Committee has established stock ownership goals for the Company’s executives, including the NEOs, and directors as the Committee believes that substantial ownership of the Company’s stock will further align the executives’ and directors’ interests with the interests of Landauer’s stockholders. Stock counted towards the ownership goal includes Landauer shares owned outright or beneficially owned (i.e., held directly or indirectly with spouse or minority aged dependent children) and grants of vested and unvested time-based restricted shares net of taxes (using an assumed tax rate of 40%). Unexercised stock options and unvested performance-based restricted shares are not counted in the calculation of an executive’s ownership goal achievement. Landauer’s CEO is subject to a stock ownership goal of three times his current annual base salary. Landauer’s Senior Vice Presidents (“SVPs”) are required to own Company shares with a market value equal to of two times the SVP’s base salary. All other executive officers (as such term is defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended) are required to own Company shares with a market value equal to one times the executive officer’s current annual base salary. Directors are required to own Company shares with a market value equal to at least three times the director’s annual retainer, not including any additional retainer for chairing a committee.

Unless the director or executive officer has achieved and maintains the applicable guideline level of stock ownership, the director or executive officer is required to retain an amount equal to 50% of the net shares received as a result of the exercise, vesting or payment of any Landauer equity awards granted to the director or executive officer. “Net shares” are those shares that remain after shares are sold or withheld, as the case may be, to pay any applicable exercise price for the award and satisfy any tax obligations arising in connection with the exercise, vesting or payment of the award. Upon reaching the applicable ownership goal, the expectation is that the targeted ownership will be maintained by the executive officer.

Compliance with these stock ownership guidelines will be measured periodically by the Company, and the results of such measurement will be reported to the Compensation Committee at least annually.

The Company has also established anti-hedging and anti-pledging policies for the Company’s executives, including each of the NEOs, and directors. Pursuant to the Company’s anti-hedging policy, no director, officer, or employee of the Company or their family members may purchase or sell financial instruments or derivative securities that are designed to hedge or offset any decrease in the market value of the Company’s securities granted to or held by such person, including any incentive plan award. Pursuant to the Company’s anti-pledging policy, no director, officer, or employee of the Company or their family members may hold Company securities in a margin account or pledge Company securities as collateral for a loan or other obligation.

Retirement Plans: The NEOs participate in the full range of benefits and are covered by the same plans, with exceptions noted, on the same terms as provided to all of Landauer’s U.S. salaried employees. The plans are designed to provide an appropriate level of replacement income upon retirement.

Post-Termination Compensation: Certain of the Company’s NEOs participate in the Executive Severance Plan (the “Executive Severance Plan”) and the Special Severance Plan (the “Special Severance Plan”). These severance plans provide for payments and other benefits if the NEO’s employment terminates for a qualifying event or circumstance. The Executive Severance Plan was adopted on February 20, 2013 by the Compensation Committee and provides for payments and other benefits in the case of a termination without “Cause” (as such term is defined in the Executive Severance Plan), unless the NEO would otherwise be eligible for termination benefits pursuant to the Special Severance Plan. The Special Severance Plan provides for payments and other benefits in the case of certain terminations following a change in control, as defined under the Special Severance Plan. In addition to already existing double trigger vesting of cash awards, the Special Severance plan was amended on November 12, 2014 to provide for double trigger vesting of equity awards.

The Compensation Committee believes that these severance arrangements are an important part of overall compensation for Landauer’s executives. The Committee believes that these arrangements will help to secure the continued employment and dedication of the Company’s executives prior to or following a change in control, notwithstanding any concern that they might have regarding their own continued employment. The Committee also believes that these arrangements are important as a recruitment tool and, to a lesser extent, retention device, as many of the companies with which Landauer competes for executive talent have similar arrangements in place for their senior employees. The Committee believes that these benefits are simple to understand, transparent and fair to Landauer’s stockholders and each executive.

24

Executive Compensation – Compensation Discussion and Analysis	PROXY STATEMENT

Effective June 20, 2014, Michael Burke, the Company’s former Senior Vice President and Chief Financial Officer stepped down from such positions with the Company. In connection with his departure, Mr. Burke received compensation and benefits commensurate with those contemplated by his existing agreements with the Company for a termination without cause, including the Company’s Executive Severance Plan and the terms of his separation agreement entered into with the Company (the “Separation Agreement”).

Effective September 15, 2014, William Saxelby, a former member of the Company’s Board and the Company’s former President and Chief Executive Officer stepped down from such positions with the Company. In connection with his departure, Mr. Saxelby received compensation and benefits commensurate with those contemplated by his existing agreements with the Company for a termination without cause, including his employment agreement and the separation and consulting agreement entered into with the Company (the “Separation and Consulting Agreement”). In addition, effective September 16, 2014, due to his experience and knowledge, the Company retained Mr. Saxelby as a consultant in accordance with the terms set forth in the Separation and Consulting Agreement. Pursuant to the Agreement, Mr. Saxelby will provide consulting services to the Company until September 30, 2015. Mr. Saxelby’s consulting services will focus on Radwatch market penetration and transition matters related to the military vertical market. As compensation for the consulting services, the Company has awarded Mr. Saxelby 11,403 shares of the Company’s common stock with a value of approximately $400,000 as of the grant date, subject to vesting based on the satisfaction of performance measures related to his consulting services. Such performance measures are tied to the achievement of sales goals which represent an increase in the performance achieved over prior years.

Compensation of Interim CEO: With the departure of Mr. Saxelby as Chief Executive Officer, the Company appointed Michael L. Leatherman on an interim basis to perform the functions of President and Chief Executive Officer of the Company, effective September 15, 2014. Mr. Leatherman was subsequently named President and Chief Executive Officer of the Company in December 2014. With respect to Mr. Leatherman’s Interim role, the Company approved a special compensation package for Mr. Leatherman based on Mr. Saxelby’s (the former CEO) cash and target bonus compensation consisting of the following:

•	Monthly compensation of $86,400; and

•	Participation in the Company’s medical, dental, vision and vacation programs generally made available to other employees of the Company.

Because Mr. Leatherman was initially hired on an interim basis during the Board’s search for a permanent candidate, he did not receive any equity awards, he was not eligible for bonus opportunities for fiscal 2014 and was not eligible to participate in the Executive Severance Plan, the Special Severance Plan or any of the qualified or non-qualified retirement programs sponsored by the Company.

Effective December 15, 2014, the Company appointed Mr. Leatherman as President and Chief Executive Officer, removing the Interim designation. With respect to this appointment, the Company approved the following compensation package for Mr. Leatherman based on survey data presented by its compensation consultant and consistent with our compensation philosophy:

•	Annual base salary of $610,000;

•	Target incentive bonus of 50% of base salary beginning with fiscal 2015;

•	Target long-term incentive award in the form of performance-based restricted stock with a value of 150% of base salary;

•	Participation in the Special Severance Plan; and

•	Participation in the Landauer, Inc. Non-Qualified Executive Excess Plan (“NQ Excess Plan”), including a Company contribution to the NQ Excess Plan of 7.5% of base salary paid through the end of each fiscal year of employment.

Mr. Leatherman is not eligible to participate in the Executive Severance Plan.

25

PROXY STATEMENT	Executive Compensation – Compensation Discussion and Analysis

Compensation of Interim CFO: With the departure of Mr. Burke as Chief Financial Officer, the Company hired Mark Zorko on an interim basis to perform the functions of Chief Financial Officer of the Company, effective June 21, 2014. The Company approved a special compensation package for Mr. Zorko based on Mr. Burke’s (the former CFO) cash compensation consisting of the following:

•	Annual base salary of $357,875;

•	Target incentive bonus of 40% of base salary for the remainder of fiscal 2014;

•	A signing bonus of $55,830;

•	Participation in the NQ Excess Plan, including a Company contribution to the NQ Excess Plan of 7.5% of base salary paid through the end of fiscal 2014; and

•	Participation in the Company’s benefit and vacation programs generally made available to other employees of the Company.

Because Mr. Zorko was hired on an interim basis, he did not receive any equity awards and is not eligible to participate in the Executive Severance Plan or the Special Severance Plan.

Recoupment and Forfeiture of Incentive Compensation Policy: Landauer’s executive officers may be required to repay previously awarded incentive compensation to the Company in certain circumstances and to the extent permitted under applicable law.

To the extent the Compensation Committee determines that an executive officer engaged in conduct that causes significant losses or reputational harm to the Company, the Committee will determine whether, and to what extent, recoupment of incentive awards may be appropriate based on the facts and circumstances involved. If any of the Company’s financial statements are required to be restated, resulting from errors, omissions, or fraud, the Committee may in its discretion, to the extent the Committee determines that an executive officer’s gross negligence or misconduct caused or contributed to the need for the financial restatement, direct the Company to recover all or a portion of any incentive award payment (whether in the form of cash or equity) made to any or all of its executive officers with respect to the 36 month period following first issuance or filing of the financial results required to be restated. In exercising its discretion, the Committee shall consider all facts and circumstances it deems relevant, such as the degree to which the restatement was material and the degree of an executive officer’s involvement in the circumstances leading to the restatement

The amount to be recovered from any executive officer based on a financial restatement shall be the amount by which the affected incentive award(s) exceeded the amount that would have been paid based on the financial statements as restated, or any greater or lesser amount (up to and including the entire award) that the Committee may determine. The Committee may determine to recover different amounts from different executive officers on such bases as it shall deem appropriate.

The Committee shall determine, subject to applicable law, whether the Company shall affect such incentive award recovery (i) by seeking recoupment from the executive officer; (ii) by reducing the amount that would otherwise be payable to the executive officer under any compensatory plan, program, or arrangement maintained by the Company; (iii) by withholding payment of future increases in compensation (including payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made; or (iv) by any combination of the foregoing.

As disclosed in the 8-K filed February 2, 2015, the Company will be restating its consolidated financial statements as of September 30, 2013 and 2012 and for the years then ended included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013. In light of this restatement, the Compensation Committee is considering whether the policy described in this paragraph should apply.

26

Executive Compensation – Compensation Committee Report	PROXY STATEMENT

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s 2014 Annual Report on Form 10-K.

Members of the Compensation Committee:

William G. Dempsey, Chairman

Stephen C. Mitchell

Thomas M. White

27

PROXY STATEMENT	Executive Compensation – Tables

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR ENDED SEPTEMBER 30, 2014

Name and Principal Position	Year	Salary ($)	Bonus(5) ($)	Stock Awards(6) ($)	Non-Equity Incentive Plan Compensation(7) ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings(8) ($)	All Other Compensation(9) ($)	Total ($)
Michael T. Leatherman(1)	2014	59,815	-	103,045	-	-	42,000	204,860
Interim President and	2013	-	-	-	-	-	-	-
Chief Executive Officer	2012	121,154	-	178,066	-	-	42,000	341,220
Mark A. Zorko(2)	2014	197,047	55,830	-	39,611	-	19,342	311,830
Interim Chief Financial	2013	-	-	-	-	-	-	-
Officer	2012	-	-	-	-	-	-	-
R. Craig Yoder	2014	272,425	-	109,948	30,453	331,214	35,341	779,381
Senior Vice President -	2013	270,133	-	109,950	96,022	-	39,988	516,093
Technology and Innovation	2012	262,265	-	109,934	103,994	265,026	28,718	769,937
Michael P. Kaminski	2014	350,000	-	150,609	40,072	-	41,532	582,213
President Radiation	2013	148,077	150,000	323,569	57,350	-	235,378	914,374
Measurement	2012	-	-	-	-	-	-	-
Michael R. Kennedy	2014	247,200	-	130,022	26,199	-	34,838	438,259
President, Landauer Medical	2013	245,123	-	130,005	88,003	-	35,216	498,347
Physics and VP Global	2012	240,000	-	130,050	95,981	-	10,860	476,891
Marketing Landauer Inc.
William E. Saxelby(3)	2014	593,045	-	643,402	284,337	41,917	27,761	1,590,462
Former President and Chief	2013	588,062	-	1,843,472	220,361	-	72,994	2,724,889
Executive Officer	2012	570,934	-	522,110	287,829	33,544	54,183	1,468,600
Michael K. Burke(4)	2014	316,582	-	223,276	103,146	-	103,867	746,871
Former Senior Vice President	2013	355,603	-	223,242	122,358	-	65,378	766,581
and Chief Financial Officer	2012	247,692	-	373,315	104,625	-	22,519	748,151

(1)	Mr. Leatherman was hired by the Company effective August 25, 2014 and appointed Interim President and Chief Executive Officer effective September 15, 2014. Upon his appointment to the role of Interim President and Chief Executive Officer, Mr. Leatherman’s compensation as a director ceased. In December 2014, Mr. Leatherman was appointed President and Chief Executive Officer. Since being appointed Interim President and Chief Executive Officer, Mr. Leatherman has continued to serve as a director of the Company, but has ceased his service as a member of the Audit Committee and Compensation Committee of the Company’s Board of Directors. His compensation as a NEO and as a director is reported herein. Mr. Leatherman’s salary of $59,815 in fiscal 2014 was earned for his services in the role of Interim President and Chief Executive Officer. His stock awards of $103,045 in fiscal 2014 were earned for his services in the role of director. “All Other Compensation” represents Board fees of $42,000 which were earned for his services in the role of director in fiscal 2014. Mr. Leatherman served as Interim Chief Financial Officer effective September 9, 2011 through December 31, 2011. During his time as Interim Chief Financial Officer, Mr. Leatherman continued to serve as a director of the Company, but ceased his services as a member of the Audit Committee and Compensation Committee of the Company’s Board of Directors. His compensation as a NEO and as a director is reported herein. Mr. Leatherman’s salary of $121,154 in fiscal 2012 was earned for his services in the role of Interim Chief Financial Officer. His stock awards in fiscal 2012 included $103,047, earned for his services in the role of director, and $75,019, earned for his services in the role of Interim Chief Financial Officer. “All Other Compensation” represents Board fees of $42,000 which were earned for his services in the role of director in fiscal 2012.

(2)	Mr. Zorko was hired by the Company as Sr. Financial Advisor effective April 1, 2014 and appointed Interim Chief Financial Officer effective June 21, 2014.

(3)	Mr. Saxelby was separated from the Company, effective September 15, 2014.

(4)	Mr. Burke was separated from the Company, effective June 20, 2014.

(5)	Included in this column are sign-on/acceptance bonuses.

(6)

Amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). Amounts are calculated based on the probable satisfaction of performance conditions at target. If the highest level of performance is achieved, the maximum amounts that will be received with respect to the fiscal 2014 awards are as follows: Dr. Yoder, $186,865; Mr. Kaminski, $255,999 and Mr. Kennedy, $221,022. Mr. Saxelby and Mr. Burke received stock vestings

28

Executive Compensation – Tables	PROXY STATEMENT
pursuant to their existing agreements with the Company for a termination without cause. See Note 15 to the Notes to Consolidated Financial Statements of Landauer’s 2014 Annual Report on Form 10-K for a discussion of the relevant assumptions used in calculating the amounts. $1,200,000 of the fiscal 2013 amount shown in this column for Mr. Saxelby represents the equity award provided to him in connection with the related modifications to our Severance Plan and Mr. Saxelby’s Employment Agreement. Upon Mr. Saxelby’s termination in fiscal 2014, 56.4% of this award was forfeited.

(7)	Amounts set forth in this column were earned during each of fiscal 2014, 2013 and 2012 under the Landauer, Inc. Incentive Compensation Plan.

(8)	Amounts solely represent the increase in the actuarial present value of the named executive officer’s accumulated benefit under the Company’s defined benefit plans. Negative changes in the actuarial present value of an individual’s accumulated benefit, which are not included in the above disclosure for fiscal 2013, were as follows: Mr. Saxelby, $15,296; Dr. Yoder, $124,005.

(9)	Included in this column are Company matching contributions to its 401(k) Plan, Company profit sharing contributions to its 401(k) Plan and Company deferred compensation contributions under the NQ Excess Plan of Landauer, Inc. respectively, as follows for fiscal 2014: Mr. Zorko, $3,531, $0, $15,811; Dr. Yoder, $7,544, $7,366, $20,432; Mr. Kaminski, $9,308, $5,974, $26,250; Mr. Kennedy, $9,666, $6,632, $18,540; Mr. Saxelby, $11,500, $16,261, $0; and Mr. Burke, $9,028, $9,602, $0. Also included are moving expenses for Mr. Burke, $85,238. No amounts of profit sharing contributions to its 401(k) Plan were earned during fiscal 2012 as a result of changes in the Company’s timing of its profit sharing contributions to the plan.

29

PROXY STATEMENT	Executive Compensation – Tables

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR ENDED SEPTEMBER 30, 2014

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael T. Leatherman	2/21/2014	(3)							2,075	103,045
Mark A. Zorko	-		-	39,611	39,611
R. Craig Yoder	-		-	108,969	217,938
	12/3/2013	(4)				-	1,502	3,004		76,917
	12/3/2013	(5)							645	33,030
Michael P. Kaminski	-		-	140,000	280,000
	12/3/2013	(4)				-	2,058	4,116		105,390
	12/3/2013	(5)							883	45,218
Michael R. Kennedy	-		-	98,880	197,760
	12/3/2013	(4)				-	1,777	3,554		91,000
	12/3/2013	(5)							762	39,022
William E. Saxelby	-		-	296,523	593,045
	12/3/2013	(4)				-	8,794	17,588		450,341
	12/3/2013	(5)							3,770	193,062
Michael K. Burke	-		-	126,633	253,266
	12/3/2013	(4)				-	3,052	6,104		156,293
	12/3/2013	(5)							1,308	66,983

(1)	Amounts set forth in these columns reflect the annual cash incentive compensation amounts that potentially could have been earned during fiscal 2014 based upon the achievement of performance goals under the Landauer, Inc. Incentive Compensation Plan. The amounts earned in fiscal 2014 by Landauer’s named executives have been determined and were paid in December 2014. The amounts paid are included in the “Non-Equity Incentive Plan Compensation” column of the 2014 Summary Compensation Table.

(2)	The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For awards subject to performance conditions, the amounts included in this column are calculated based on the probable satisfaction of the performance conditions at target.

(3)	Mr. Leatherman’s stock awards were granted for his services in the role of director.

(4)	These awards represent the performance-based component of the fiscal 2014 annual equity award granted on December 3, 2013, that vests on September 30, 2016 upon the achievement of certain performance milestones as described on pages 22-23 herein. These awards were granted under the Landauer, Inc. Incentive Compensation Plan.

(5)	These awards represent the time-based component of the fiscal 2014 annual equity award granted on December 3, 2013 that vests on September 30, 2016, subject to forfeiture upon the NEO’s earlier termination of employment. These awards were granted under the Company’s Incentive Compensation Plan.

30

Executive Compensation – Tables	PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR FISCAL YEAR ENDED SEPTEMBER 30, 2014

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(2) ($)
Michael T. Leatherman(3)	-	-	-		1,779		58,725
					2,075		68,496
Mark A. Zorko	-	-	-
R. Craig Yoder	6,000	46.80	12/3/2014		563	(4)	18,585	1,312	(7)	43,309
					645	(5)	21,291	1,502	(8)	49,581
Michael P. Kaminski	-	-	-		3,801	(6)	125,471	1,642	(7)	54,202
					705	(4)	23,272	2,058	(8)	67,935
					883	(5)	29,148	-		-
Michael R. Kennedy	-	-	-		666	(4)	21,985	1,551	(7)	51,199
					762	(5)	25,154	1,777	(8)	58,659
William E. Saxelby	50,000	48.68	12/15/2014	(9)
Michael K. Burke	-	-	-

(1)	All options were fully vested and exercisable prior to fiscal 2014.

(2)	Amounts set forth in these columns equal the number of shares of target restricted stock indicated multiplied by the closing price of $33.01 for Landauer’s common stock on September 30, 2014.

(3)	Mr. Leatherman’s stock awards of 1,779 and 2,075 were granted for his services in the role of director. These awards vest on February 20, 2015 and February 21, 2016, respectively.

(4)	These awards vest in full on September 30, 2015.

(5)	These awards vest in full on September 30, 2016.

(6)	One-half of these awards vests on April 15, 2015. The remaining half of these awards vests on April 15, 2016

(7)	These awards, which represent the performance-based component of the fiscal 2013 annual equity award, vest on September 30, 2015 based upon achievement of certain performance goals. For restricted stock with performance conditions, the amounts assume the organization will achieve the performance criteria at targeted levels and the granted shares of restricted stock will vest based upon the achievement of the performance goals. The amounts disclosed in this table are not necessarily indicative of the amounts that may be realized by Landauer’s named executives.

(8)	These awards, which represent the performance-based component of the fiscal 2014 annual equity award, vest on September 30, 2016 based upon achievement of certain performance goals. For restricted stock with performance conditions, the amounts assume the organization will achieve the performance criteria at targeted levels and the granted shares of restricted stock will vest based upon the achievement of the performance goals. The amounts disclosed in this table are not necessarily indicative of the amounts that may be realized by Landauer’s named executives.

(9)	As a result of Mr. Saxelby’s termination effective September 15, 2014, as further discussed in this proxy statement below on page 35 under “Severance Agreements,” the options granted pursuant to this award expire on December 15, 2014. If Mr. Saxelby had remained employed with the Company through the full term of the options, the options would have expired on September 28, 2015.

31

PROXY STATEMENT	Executive Compensation – Tables

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR ENDED SEPTEMBER 30, 2014

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Michael T. Leatherman	1,794	85,664
Mark A. Zorko	-	-
R. Craig Yoder	2,044	75,398
Michael P. Kaminski	-	-
Michael R. Kennedy	1,482	48,921
William E. Saxelby	31,698	1,183,278
Michael K. Burke	9,352	422,711

(1)	The value realized on the vesting of restricted stock awards is based on the Company’s closing market price of its common stock on the date of vesting.

32

Executive Compensation – Tables	PROXY STATEMENT

PENSION BENEFITS FOR FISCAL YEAR ENDED SEPTEMBER 30, 2014

Name(1)	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(2) ($)
R. Craig Yoder	Supplemental Key Executive Retirement Plan of Landauer, Inc.	26	50,571
	Landauer, Inc. Retirement Plan	26	1,949,854
William E. Saxelby	Landauer, Inc. Retirement Plan	4	212,000

(1)	Mr. Leatherman, Mr. Zorko, Mr. Kaminski, Mr. Kennedy and Mr. Burke are not eligible for pension benefits.

(2)	Information on the valuation method and material assumptions applied in calculating the present value of accumulated benefit is set forth in the Note 13 of the Notes to Consolidated Financial Statements of Landauer’s 2014 Annual Report on Form 10-K.

33

PROXY STATEMENT	Executive Compensation – Tables

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR ENDED SEPTEMBER 30, 2014

Name	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings (Losses) in Last FY ($)	Aggregate Balance at Last FYE(2) ($)
Michael T. Leatherman(3)	-	-	-
Mark A. Zorko	15,811	(2,634)	102,970
R. Craig Yoder	20,432	15,129	246,578
Michael P. Kaminski	26,250	1,013	39,345
Michael R. Kennedy	18,540	7,661	52,383
William E. Saxelby(4)	-	132,105	1,825,521
Michael K. Burke	-	3,639	52,199

(1)	The amounts in this column represent the annual Company contributions earned during fiscal 2014, which the Company will credit to the executives’ accounts during fiscal 2015. These amounts are included in the Summary Compensation Table as All Other Compensation.

(2)	The aggregate balance at September 30, 2014 includes compensation, which was reported for the executives in previous years.

(3)	Mr. Leatherman, in his role as Interim President and Chief Executive Officer, is not eligible to participate in the Company’s NQ Excess Plan.

(4)	Mr. Saxelby’s amount includes an additional $1,323,684, credited to his account in fiscal 2010 upon cancellation of his benefit under the Supplemental Key Executive Retirement Plan per the terms of his amended employment agreement.

Deferred Compensation Plan

Landauer established the NQ Excess Plan effective April 1, 2009. Under the NQ Excess Plan, certain employees, including the Company’s executive officers, are entitled to (a) receive Company contributions based on a percentage of base pay, and (b) elect to defer up to 60% of base pay and up to 100% of commissions and bonuses, subject to the authority of the committee that administers the plan (the “Plan Committee”) to specify a different maximum percentage of compensation that may be deferred. Bonuses include performance-based compensation contingent upon the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least twelve months and fiscal year compensation services performed during a period of one or more consecutive fiscal years of the Company and payable after the period of service has concluded. Participants’ account balances under the NQ Excess Plan are adjusted to track the investment returns of mutual funds selected by the participants from a menu of mutual funds selected by the Plan Committee. Participants may change their investment elections as frequently as permitted by the Plan Committee.

Except as provided in the provisions applicable to Mr. Saxelby described below, (1) amounts attributable to Company contributions and voluntary deferrals that are payable under the NQ Excess Plan as a result of death, disability or separation prior to retirement (defined as separation after the earlier of (i) age 55 and the completion of at least 10 years of service or (ii) age 65) are distributed in the form of a lump sum payment, (2) amounts attributable to Company contributions that are payable as a result of retirement are distributed in 5 annual installments and (3) amounts attributable to voluntary deferrals that are payable as a result of retirement are distributed in either a lump sum payment or in annual installments over a period of 2 to 5 years, as elected by the participant. Amounts attributable to voluntary deferrals may also be distributed prior to separation in either a lump sum payment or in annual installments over a period of 2 to 5 years commencing on a date specified by the participant, which is at least 2 years after the beginning of the applicable deferral period.

The May 1, 2009 Amendment to Mr. Saxelby’s Employment Agreement provided that on September 28, 2010 (or such earlier date on which his employment terminates under certain circumstances described in the Employment Agreement under which Mr. Saxelby would have been eligible for the Supplemental SERP Benefit), the Company credited approximately $1.3 million to Mr. Saxelby’s account in the NQ Excess Plan. This amount reflects the expected then present value of the Supplemental SERP Benefit. Distribution of this amount shall be made in the form of a life annuity, subject to Mr. Saxelby’s right to elect to be paid this amount in a lump sum.

34

Executive Compensation – Tables	PROXY STATEMENT

Severance Agreements

Landauer has entered into employment agreements with certain of its executives. Generally these agreements provide that in the event of termination of employment under certain circumstances by Landauer other than for cause, death, disability or voluntary termination, as defined in the respective employment agreements, the executive will be entitled to continuation of base salary, prorated or average annual bonuses and certain other benefits. Per the terms of Dr. Yoder’s agreement, in the cases of termination without cause and termination for good reason, Landauer would continue to pay his base salary, annual bonus based on the average of the prior three fiscal years bonuses as percentages of his base salary during those prior three fiscal years, and all other benefits for a period of twenty-four months following such termination, however, these amounts may be offset, to a defined limit, by any compensation earned from employment with a new employer during such severance period. If employment had been terminated as of September 30, 2014, the lump sum cash payments payable to Dr. Yoder under his agreement would have been approximately $696,000.

In the cases of termination without cause and termination for good reason, the terms of Mr. Saxelby’s agreement provided for a lump-sum cash payment equal to two times the sum of his base salary and the average of his annual incentive bonus earned for the last three fiscal years. Per the terms of Mr. Saxelby’s employment agreement, upon his termination on September 15, 2014, he received the following benefits with a total value of $2,874,214 in exchange for discharging any and all claims against the Company and its affiliates, and abiding by the terms and conditions of the restrictive covenants in his employment agreement:

•	Severance payment of $1,618,050 representing two times base salary and average of the annual incentive bonus earned for the last three fiscal years preceding the termination;

•	$284,337, as the pro-rated Incentive Bonus for 2014; and

•	Accelerated vesting of 27,648 shares of Mr. Saxelby’s unvested Restricted Shares and Performance-Based Restricted Shares, per the terms of the applicable award agreements. These shares have a value of $971,827 based on the closing price for the Company’s common stock on the date of termination. His remaining Restricted Shares and Performance-Based Restricted Shares were forfeited

In addition, Mr. Saxelby was paid the value of his account under the NQ Excess Plan as further described in this proxy statement above on page 34 under the “Deferred Compensation Plan” and “Nonqualified Deferred Compensation Plan for Fiscal Year Ended September 30, 2014” tables. Mr. Saxelby also entered into a Separation and Consulting Agreement with the Company as further described in this proxy statement above on page 25 in the CD&A.

All NEOs are also entitled to receive other benefits, such as vested pension, vested non-qualified excess plan compensation, vested stock or options, and continuation of health and life benefits, which are available to all employees in those situations.

The Company maintains the Landauer, Inc. Executive Special Severance Plan as amended and restated on November 12, 2014 (the “Special Severance Plan”) in which certain of Landauer’s executives participated in as of September 30, 2014, including Dr. Yoder, Mr. Kaminski and Mr. Kennedy. Upon his appointment as Chief Executive Officer effective December 15, 2014, Mr. Leatherman also became eligible to participate in the Special Severance Plan. Under the Special Severance Plan, in the event of a change in control if, the executive’s employment is terminated involuntarily without cause or is terminated by the executive for good reason, as defined in the plan, within two years following a change in control, the executive will receive a lump sum payment equal to two times for Dr. Yoder and one times for Mr. Kaminski and Mr. Kennedy, the sum of: (i) the highest annual rate of the executive’s base salary during the 12-month period immediately prior to his termination and (ii) the greater of the executive’s target annual bonus for the year of termination or a bonus calculated based on the average of the prior three fiscal years bonuses as percentages of the executive ’s base salary during those prior three fiscal years. The terminated executive also will receive continued medical, dental and life insurance coverage for up to two years for Dr. Yoder and one year for Mr. Kaminski and Mr. Kennedy, as well as outplacement services. The Special Severance Plan requires the executive to enter into a noncompetition/nonsolicitation agreement and execute a general release of claims against Landauer and its affiliates to receive the severance payments and benefits described above.

35

PROXY STATEMENT	Executive Compensation – Tables

Additionally, on November 12, 2014, the Committee amended the Special Severance Plan to provide for double trigger vesting. Under the terms of the Special Severance Plan, in the event of a change in control if the executive’s employment is terminated involuntarily without cause or is terminated by the executive for good reason, as defined in the plan, within two years following a change in control, all of the executive’s outstanding stock options and other equity awards become exercisable, or vested, in full, and any outstanding stock options will remain exercisable until the earlier of the first anniversary of the executive’s termination of employment or the original expiration date of the option.

For purposes of the Special Severance Plan, a “change in control” generally means (i) certain acquisitions of 30% or more of the then outstanding shares of the Company’s common stock , (ii) a change in the Board of Directors resulting in the incumbent directors ceasing to constitute at least a majority of the Board of Directors, (iii) the consummation of a reorganization, merger or consolidation, or sale or disposition of all or substantially all of the assets of Landauer (unless, among other conditions, Landauer’s stockholders receive more than 60% of the stock of the resulting company) or (iv) the consummation of a plan of complete liquidation or dissolution of Landauer.

Our Special Severance Plan does not provide for any excise tax gross-up. Rather, it provides that if benefits and payments provided under the Plan would trigger an excise tax under Section 4999 of the Internal Revenue Code, those benefits will either (i) be reduced to a level where such excise tax would not apply or (ii) remain unchanged and be subject to the excise tax, depending on which outcome would result in a better after-tax result to the participant.

On February 20, 2013 the Committee approved the Executive Severance Plan in which certain of Landauer’s executives participated in as of September 30, 2014, including Dr. Yoder, Mr. Kaminski and Mr. Kennedy. Under the Executive Severance Plan, if the executive’s employment is terminated involuntarily without cause, as defined in the plan, and the executive is not otherwise entitled to termination benefits pursuant to the Special Severance Plan due to a termination within 24 months following a change in control, the executive will receive (i) salary continuation for a period of 24 months, in the case of Mr. Saxelby, 18 months in the case of Messrs. Yoder and Burke or 12 months, in the case of the other NEOs eligible to participate in the plan, (ii) continued medical, coverage for a period of 24 months, in the case of Mr. Saxelby, 18 months in the case of Messrs. Yoder and Burke or 12 months, in the case of the other NEOs eligible to participate in the plan and (iii) outplacement services. The Executive Severance Plan requires the executive to enter into a noncompetition/nonsolicitation agreement and execute a general release of claims against Landauer and its affiliates to receive the severance payments and benefits described above.

Michael Burke, the Company’s former Senior Vice President and Chief Financial Officer, left Landauer on June 20, 2014. Pursuant to the Executive Severance Plan and the terms of his Separation Agreement, Mr. Burke received the following benefits totaling $857,208 in exchange for discharging any and all claims against the Company and its affiliates, and abiding by the terms and conditions of the Landauer Non-Competition and Confidentiality Agreement:

•	Annual base salary of $357,875 for 78 weeks;

•	A payment of $103,146, representing his fiscal 2014 target bonus under the ICP, prorated for his employment period during fiscal 2014;

•	Continued medical coverage for up to 18 months; and

•	Up to $25,000 of outplacement services through December 20, 2014

•	Accelerated vesting of 7,949 of Mr. Burke’s unvested Restricted Shares and Performance-Based Restricted Shares, per the terms of the applicable award agreements. These shares have a value of approximately $347,187 based on the closing price for the Company’s common stock on the date of termination. His remaining Restricted Shares and Performance-Based Restricted Shares were forfeited.

Lastly, effective November 12, 2014, the Compensation Committee amended the Incentive Compensation Plan to provide for the following treatment of stock awards and cash performance awards upon a termination without cause:

•	In the case of restricted stock awards or restricted stock unit awards, the awards will vest on a pro-rata basis based on service through the date of termination, unless such termination occurs within 24 months of a change in control in which case the award will vest in full;

•

In the case of performance stock awards or performance stock unit awards, the target number of shares subject to the award will be pro-rated on the termination date, based on service through the date of termination, and such

36

Executive Compensation – Tables	PROXY STATEMENT

pro-rata performance share award amount will vest based on actual performance on the last day of the performance period, unless such termination occurs within 24 months of a change in control in which case the award will vest in full at the target level; and

•	In the case of cash performance awards, the award will vest on a pro-rata basis based on service through the date of termination at the lesser of target and actual performance measured on the last day of the performance period.

The Incentive Compensation Plan provides that upon a termination due to death or disability, stock awards and performance cash awards will vest in full and any applicable performance measures will be deemed satisfied at the target level.

37

PROXY STATEMENT	Executive Compensation – Tables

PAYMENTS UPON TERMINATION FOLLOWING A CHANGE IN CONTROL ASSUMING TERMINATION ON SEPTEMBER 30, 2014

Name(1)	Severance Pay(2) ($)	Option Exercises and Stock Vesting(3) ($)	Retirement Plan Benefits(4) ($)	Continued Perquisites and Benefits(5) ($)	Total ($)
Michael T. Leatherman	-	-	-	-	-
Mark A. Zorko	-	-	-	-	-
R. Craig Yoder	762,782	103,171	-	56,832	922,785
Michael P. Kaminski	490,000	216,570	12,082	76,748	795,400
Michael R. Kennedy	346,080	118,820	-	38,409	503,310

(1)	Mr. Leatherman and Mr. Zorko, hired August 25, 2014 and April 1, 2014, respectively and are not participants in the Executive Special Severance Program.

(2)	Amounts represent lump-sum cash payments equal to two times base salary in the case of Dr. Yoder, and one times in the case of Mr. Kaminski and Mr. Kennedy, AND the greater of the target annual bonus for the year of termination OR a bonus calculated based on the average of the prior three fiscal years bonuses as percentages of the executive’s base salary during those prior three fiscal years.

(3)	Amounts equal the number of shares of restricted stock outstanding at September 30, 2014 multiplied by the closing price of $33.01 for the Company’s common stock on September 30, 2014, and the gain on options outstanding at September 30, 2014, assuming exercise at a price of $33.01 per share, for Dr. Yoder, $0.

(4)	Amounts represent accumulated unvested Company contributions under the NQ Excess Plan which immediately vest and are paid upon termination following a change in control.

(5)	Amounts include continued medical, dental and life insurance coverage for up to two years for Dr. Yoder, and one year for Mr. Kaminski and Mr. Kennedy, as well as outplacement services.

Compensation of Directors

During fiscal 2014, the Board of Directors engaged Hay Group to assess the market competitiveness of the compensation paid to directors. Hay Group’s analysis showed that the Company’s existing compensation program for directors was below the market median. Nonetheless, due to the Company’s performance, for fiscal 2014, the Board of Directors elected not to implement any increases in director compensation and to review director compensation in fiscal 2015. During fiscal 2014, each non-employee director was paid an annual retainer in the amount of $42,000. The non-executive Chairman of the Board received an additional annual retainer of $50,000. The Audit Committee Chair received an additional annual retainer of $15,000. Each of the Compensation and Governance & Nominating Committee Chairs received an additional annual retainer of $10,000. All retainers are paid quarterly.

Landauer maintains a long-term incentive plan, as approved by stockholders, under which non-employee directors receive annual grants of restricted stock or restricted stock units. During fiscal 2014, the value of the annual equity grant to non-employee directors was $103,045. In February 2014, non-employee directors each were awarded grants of 2,075 restricted shares of common stock that vest ratably over the two years after the grant date. If the director ceases to be a member of the Board for any reason other than disability, retirement on or after age 70, or death, each share subject to the award that has not vested prior thereto shall be forfeited by the director. Non-employee directors who are appointed to the Board at other than the annual meeting date are granted a prorated award. The Company has established a share ownership goal for directors of three times their annual retainer. For more information including what shares are counted towards the ownership goal, please see “Stock Ownership Guidelines, Anti-Hedging and Anti-Pledging Policies” in this proxy statement above on page 24 in the CD&A.

38

Executive Compensation – Tables	PROXY STATEMENT

DIRECTOR COMPENSATION FOR FISCAL YEAR ENDED SEPTEMBER 30, 2014

Name(1)	Fees Earned or Paid In Cash ($)	Stock Awards(2,3) ($)	Total ($)
Robert J. Cronin	92,000	103,045	195,045
William G. Dempsey	52,000	103,045	155,045
David E. Meador	57,000	103,045	160,045
Stephen C. Mitchell	52,000	103,045	155,045
Thomas M. White	42,000	103,045	145,045

(1)	Michael T. Leatherman was appointed as Interim President and Chief Executive Officer effective September 15, 2014. In December 2014, Mr. Leatherman was appointed President and Chief Executive Officer. Since being appointed Interim President and Chief Executive Officer, Mr. Leatherman has continued to serve as a director of the Company, but has ceased his service as a member of the Audit Committee and Compensation Committee of the Company’s Board of Directors. His compensation as a NEO and as a director is reported in the Summary Compensation Table.

(2)	The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in the valuation of equity awards is set forth in Note 15 of the Notes to Consolidated Financial Statements of Landauer’s 2014 Annual Report on Form 10-K.

(3)	Each director had 3,854 shares of restricted stock outstanding as of September 30, 2014.

39

PROXY STATEMENT	Executive Compensation – Tables

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of September 30, 2014 regarding the number of shares of Common Stock that may be issued under the Company’s equity compensation plans. All equity compensation plans have been approved by the Company’s stockholders.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders	64,500	$48.35	247,999
Equity compensation plans not approved by security holders	-	-	-
Total	64,500	$48.35	247,999

(1)	This amount represents shares of Common Stock available for issuance of stock-based awards under the Landauer, Inc. Incentive Compensation Plan. Any shares reserved for award and unused under the previous incentive plans were cancelled.

40

Executive Compensation – Certain Relationships and Related Person Transactions	PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

As a matter of practice, the Board of Director’s Audit Committee is responsible for review, approval or ratification of related person transactions for which disclosure would be required under Item 404(a) of Regulation S-K. The Company requires that related person transactions be identified during its annual review process through completion of a director’s and officer’s questionnaire. If a transaction should occur, management and the Audit Committee would assess the related facts and only allow for transactions that are in the best interest of the stockholders. This includes current or proposed transactions in which the Company was or is to be a participant, the amount involved exceeds $120,000, and in which any of the Company’s executive officers, directors, or greater than five percent stockholders, or any members of their immediate families has a direct or indirect material interest.

41

PROXY STATEMENT	Executive Compensation – Audit Committee Report

AUDIT COMMITTEE REPORT

Landauer’s Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended September 30, 2014. Additionally, the Audit Committee has reviewed and discussed with management and the independent public accountants the Company’s unaudited interim financial statements as of and for the end of each of the first three fiscal quarters for the year ended September 30, 2014. These discussions occurred prior to the issuance of news releases reporting such quarterly results and prior to the filing of the quarterly reports on Form 10-Q with the SEC.

The Audit Committee discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with the independent accountant the independent accountant’s independence. In addition, the Audit Committee considered whether the provision by the independent accounting firm of non-audit services is compatible with maintaining the independent accounting firm’s independence from management and the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited fiscal year-end financial statements referred to above be included in the Company’s Annual Report on Form 10-K to be filed with the SEC for the fiscal year ended September 30, 2014.

Members of the Audit Committee:

David E. Meador, Chairman

Robert J. Cronin

Thomas M. White

42

Fees Billed by Independent Public Accountants	PROXY STATEMENT

FEES BILLED BY INDEPENDENT PUBLIC ACCOUNTANTS

Audit Fees. PricewaterhouseCoopers LLP has estimated that its fees for fiscal 2014 are $2,016,000 for professional services rendered for the audit of the Company’s annual financial statements and reviews of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q filed during the fiscal year. For fiscal 2013, the fees in this category were $895,000.

Audit-Related Fees. The Company incurred no fees for fiscal 2014 and fiscal 2013 for audit-related professional services.

Tax Fees. PricewaterhouseCoopers LLP fees for fiscal 2014 were $65,000 for professional services rendered for tax compliance, tax advice and tax planning for the Company and its subsidiaries. For fiscal 2013, the fees in this category were $73,000.

All Other Fees. PricewaterhouseCoopers LLP did not have any other fees to the Company for fiscal 2014 or fiscal 2013.

All audit and non-audit services provided by the Company’s principal accountants must be pre-approved by the Audit Committee. Accordingly, policies and procedures were established whereby the Audit Committee approves performance of all audit and non-audit services in advance. Based in part on consideration of the non-audit services provided by PricewaterhouseCoopers LLP during fiscal 2014 and 2013, the Committee determined that such non-audit services were compatible with maintaining the independence of PricewaterhouseCoopers LLP. The Committee approved 100% of the services described above. The Company believes that none of the time expended on PricewaterhouseCoopers LLP’s engagement to audit the Company’s financial statements for fiscal 2014 and 2013 was attributable to work performed by persons other than PricewaterhouseCoopers LLP’s full-time, permanent employees.

43

PROXY STATEMENT	Ratification of Appointment of Independent Registered Public Accounting Firm

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The stockholders will be asked at the Annual Meeting to ratify the appointment by the Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015. PricewaterhouseCoopers LLP, One North Wacker, Chicago, Illinois, has served as independent public accountants for Landauer since fiscal 2002, and it will be recommended to the stockholders that they ratify such appointment again. The Audit Committee, comprised of Robert J. Cronin, David E. Meador and Thomas M. White, has approved this appointment. Representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

If a quorum is present, in order to ratify the appointment of PricewaterhouseCoopers LLP as Landauer’s independent registered public accounting firm for the fiscal year ending September 30, 2015, a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on such proposal must vote in favor of it.

Ratification of Appointment of Independent Registered Public Accounting Firm

The Board of Directors and the Audit Committee recommend a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Landauer for the fiscal year ending September 30, 2015.

44

Approval of An Amendment to Our Certificate of Incorporation to Declassify the Board of Directors	PROXY STATEMENT

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

The Certificate currently provides that the Board of Directors will be classified into three classes, as nearly equal in number as possible, with one class to be elected by the stockholders each year.

While the Board of Directors believes that director stability and continuity are key factors in effective corporate governance, it is aware of the increasing demand in the stockholder community for annual election of directors. Accordingly, the Board of Directors has concluded that it is in the best interests of the Company’s stockholders to declassify the Board of Directors.

If this proposal is approved by the requisite percentage of stockholders, the Company will transition to a declassified structure under which the entire Board of Directors will stand for election annually beginning in 2018. As part of the transition, at the Annual Meetings of Stockholders in 2016 and 2017, each of the directors whose terms expire at such meetings, will begin standing for annual election. The proposed amendments will not affect the unexpired term of any director elected prior to the Annual Meeting of Stockholders in 2016.

Delaware corporate law provides, unless otherwise provided in the certificate of incorporation, that members of a board that is classified may be removed only for cause. At present, because the Board of Directors is classified, and because the Certificate does not otherwise provide, the members of the Board of Directors are removable only for cause. The Board of Directors has approved an amendment to our by-laws, which by-law amendment will become effective upon stockholder approval of this proposal, to provide that, once the Board of Directors has become declassified in full at the Annual Meeting of Stockholders in 2018, directors may be removed with or without cause.

The proposed amendment to Article Sixth of the Certificate is attached hereto as Annex A. The proposed amended and restated by-laws are attached hereto as Annex B, which the Board of Directors has approved and will become effective upon stockholder approval of this proposal.

If the requisite percentage of stockholders approve the amendment, the Company anticipates filing the proposed amendment to the Certificate with the Delaware Secretary of State on the day following the Annual Meeting of Stockholders. Additionally, the by-laws will be amended and restated to reflect these changes shortly thereafter.

The affirmative vote of a majority of the outstanding voting stock of the Company is required for approval of this proposal.

Approval of An Amendment to Our Certificate of Incorporation to Declassify the Board of Directors

The Board of Directors recommends a vote FOR the approval of the proposed amendment to the Certificate to declassify the Board of Directors.

45

PROXY STATEMENT	Non-Binding Advisory Vote to Approve Executive Compensation

NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, the Company asks that you indicate your approval, on a non-binding basis, of a resolution relating to the compensation of its named executive officers as disclosed in this Proxy Statement under the heading “Executive Compensation” (commonly referred to as a “say-on-pay vote”). Since your vote on this resolution is a non-binding advisory vote, it will not be binding on the Board of Directors. However, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation. Consistent with the direction of our stockholders, the say-on-pay vote is held on an annual basis until the next non-binding stockholder vote on the frequency with which the say-on-pay vote should be held.

As disclosed in the “Compensation Discussion and Analysis”, Landauer designs its compensation program to maintain a performance and achievement-oriented environment throughout the Company, while ensuring the program does not create unnecessary or excessive risk. The goals of the Company’s executive compensation program are to:

•	Attract and retain highly talented executives capable of delivering long-term success;

•	Align the executives’ interests with the interests of Landauer’s stockholders; and

•	Motivate executives to achieve the Company’s short and long-term business objectives via a performance-driven incentive program through legal and ethical means.

Consistent with these goals and also as disclosed in the “Compensation Discussion and Analysis”, the Board has developed and approved an executive compensation philosophy to provide a framework for the Company’s executive compensation program. The key components of this philosophy are:

•	Total compensation will be targeted to be competitive with the marketplace in which executive talent is recruited. “Competitive” is defined as around the 50th percentile using market compensation information;

•	The mix of compensation elements is designed to reflect strategic business needs;

•	Incentive compensation is tied to short-term goals and long-term strategic plans in a balanced manner so that it supports the Company’s efforts to achieve long-term success;

•	The degree of compensation at risk will positively correlate to responsibility level;

•	Performance is assessed on both financial and non-financial goals using qualitative and quantitative metrics;

•	Compensation is differentiated based on factors that are relevant to each form of compensation; and

•	The executives’ interests should be aligned with those of the Company’s stockholders through executive stock ownership.

If a quorum is present, in order to approve the resolution below, a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on such proposal must vote in favor of the resolution.

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

Non-Binding Advisory Vote to Approve Executive Compensation

The Board of Directors recommends a vote FOR the approval of the resolution above relating to the compensation of the Company’s named executive officers.

46

Stockholder Proposals	PROXY STATEMENT

STOCKHOLDER PROPOSALS

Proposals to be presented by stockholders at the Annual Meeting currently scheduled for February 18, 2016 must be received by Landauer not later than October 5, 2015 in order to be considered for inclusion in Landauer’s proxy statement and form of proxy relating to that meeting. Such proposals may be included in next year’s proxy statement if they comply with certain rules and regulations of the SEC. In addition, under Landauer’s by-laws, nominations for directorships and stockholder proposals to be acted on at the 2015 Annual Meeting only may be made pursuant to written notice received at Landauer’s principal office on or after November 7, 2015 and on or before December 7, 2015.

Landauer’s by-laws provide that notice of a stockholder nomination for director must set forth, as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Such notice must also set forth, as to the stockholder making the nomination, (i) the name and record address of such stockholder, (ii) the class and number of shares of capital stock of the corporation that are beneficially owned by such stockholder, and (iii) certain other descriptions of any agreement or arrangement with respect to the nomination between the stockholder and beneficial owner, if any. If the chairman of the stockholder meeting determines that a stockholder nomination was not made in accordance with the procedure set forth in the bylaws, he shall so declare to the meeting and the defective nomination shall be disregarded.

Nominations for director and stockholder proposals should be directed to Landauer, Inc., 2 Science Road, Glenwood, Illinois 60425-1586; Attention: Corporate Secretary.

47

PROXY STATEMENT	Miscellaneous

MISCELLANEOUS

The Board of Directors does not know of any business that will come before the meeting except the matters described in the notice. If other business is properly presented for consideration at the meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

In the event that a quorum is not present when the meeting is convened, it is intended that the proxies will be voted in favor of adjourning the meeting from time to time until a quorum is obtained.

MARK A. ZORKO

Interim Chief Financial Officer

February 2, 2015

48

LANDAUER, INC. 2 SCIENCE ROAD GLENWOOD, IL 60425-1586

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, March 5, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, March 5, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M79672-P59863	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LANDAUER, INC.
The Board of Directors recommends that you vote FOR the election of the nominees for Director listed in Proposal 1 and FOR Proposals 2, 3 and 4.

1. Election of Directors
Nominees:		For	Against	Abstain

1a.	Stephen C. Mitchell	☐	☐	☐

1b.	Thomas M. White	☐	☐	☐

					For	Against	Abstain

2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2015.					☐	☐	☐

3. To approve an amendment to the Certificate of Incorporation of Landauer, Inc. to declassify the Board of Directors.					☐	☐	☐

4. To approve, by non-binding advisory vote, executive compensation.					☐	☐	☐

NOTE: Please sign as your name appears hereon. When shares are registered in the names of two or more persons, whether as joint tenants, as community property or otherwise, both or all of such persons should sign. When signing as attorney, executor, administrator, trustee, guardian or another fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

PROXY

LANDAUER, INC.

Shares Owned Through the Landauer, Inc.

401(k) Retirement Savings Plan

If shares of Landauer, Inc. Common Stock are issued to or held for the account of the undersigned under the Landauer, Inc. 401(k) Retirement Savings Plan, the undersigned hereby directs State Street Bank and Trust Company, Trustee, to vote, as directed on this card, the shares of Landauer, Inc. common stock which are allocated to the undersigned’s account, at the Annual Meeting of Stockholders and at any adjournments thereof. In its discretion the Trustee is authorized to vote upon any other business that properly may come before the meeting. These instructions shall be held in the strictest confidence by the Trustee. If no direction is made, the Trustee will vote allocated shares for which it receives no instructions in the same proportion as the allocated shares for which voting instructions have been received.

Your voting instructions must be received by the Trustee by 8:00 AM Eastern Time on Wednesday, March 4, 2015, to allow sufficient time for processing.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M79673-P59863

PROXY

LANDAUER, INC.

ANNUAL MEETING OF STOCKHOLDERS

Friday, March 6, 2015

10:00 A.M. Local Time

8755 West Higgins Road

Chicago, Illinois

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert J. Cronin and Michael T. Leatherman, and each of them, the attorneys and proxies of the undersigned, with power of substitution to vote all the shares of Landauer, Inc. Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on March 6, 2015, and at any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR the election of the nominees for Director listed in Proposal 1 and FOR Proposals 2, 3 and 4. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other business as may properly come before the Annual Meeting.

Please complete, sign and date on reverse side and mail in enclosed envelope.